                                                                    Exhibit 99.2

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF ARIZONA

In re
                                       Chapter 11
THREE-FIVE SYSTEMS, INC.,
                                       Case No. 05-bk-17104-RTB
                    Debtor.

--------------------------------------

In re

                                       Chapter 11
TFS-DI, INC.,
                                       Case No. 05-bk-18689-RTB
                    Debtor.

--------------------------------------

                              AMENDED JOINT PLAN OF
                                 REORGANIZATION

                                Thomas J. Salerno
                                Jordan A. Kroop
                        SQUIRE, SANDERS & DEMPSEY L.L.P.
                       Two Renaissance Square, Suite 2700
                            40 North Central Avenue
                             Phoenix, Arizona 85004
                                 (602) 528-4000

                               Counsel to Debtors

                             Dated: March 15, 2006

                               TABLE OF CONTENTS

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INTRODUCTION .............................................................    1
ARTICLE 1.   DEFINITIONS AND RULES OF INTERPRETATION .....................    2
ARTICLE 2.   SUBSTANTIVE CONSOLIDATION OF ESTATES ........................    8
       2.01. Request for Substantive Consolidation .......................    8
       2.02. Effect of Substantive Consolidation .........................    8
       2.03. No Impact On Secured Claims .................................    8
       2.04. Effect On Corporate Structure ...............................    8
ARTICLE 3.   TREATMENT OF UNCLASSIFIED CLAIMS ............................    9
       3.01. Unclassified Claims .........................................    9
       3.02. Allowed Administrative Claims ...............................    9
       3.03. Preserved Ordinary Course Administrative Claims .............    9
       3.04. Allowed Priority Tax Claims .................................    9
       3.05. Professional Fee Claims .....................................    9
       3.06. Post-Confirmation Date Professional Fees ....................   10
ARTICLE 4.   CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS ...............   10
       4.01. Summary of Classification ...................................   10
       4.02. Specific Classification .....................................   10
ARTICLE 5.   TREATMENT OF CLAIMS AND EQUITY INTERESTS ....................   11
       5.01. Class 1--Priority Claims ....................................   11
       5.02. Class 2--Secured Tax Claims .................................   11
       5.03. Class 3--Miscellaneous Secured Claims .......................   11
       5.04. Class 4--General Unsecured Claims ...........................   12
       5.05. Class 5--Equity Interests and Equity Related Claims .........   12
ARTICLE 6.   IMPLEMENTATION ..............................................   13
       6.01. Plan Funding ................................................   13
       6.02. Certificate of Incorporation and By-Laws ....................   13
       6.03. Purpose of Reorganized TFS ..................................   13
       6.04. Public Company Status .......................................   13
       6.05. Cancellation of Instruments and Agreements ..................   14
       6.06. Effectiveness of Instruments and Agreements .................   14
       6.07. No Corporate Action Required ................................   14
       6.08. Directors and Officers ......................................   14
       6.09. Operation Pending Effective Date ............................   14
ARTICLE 7.   EXECUTORY CONTRACTS AND UNEXPIRED LEASES ....................   14
       7.01. Assumption or Rejection of Executory Contracts and Unexpired
             Leases ......................................................   14
       7.02. Approval of Assumption or Rejection .........................   15
       7.03. Cure of Defaults ............................................   15
       7.04. Rejection Claims Bar Date ...................................   15
       7.05. Indemnification Obligations .................................   15
       7.06. Benefit Plans ...............................................   16
ARTICLE 8.   CONFIRMATION WITHOUT ACCEPTANCE FROM ALL IMPAIRED CLASSES ...   16
       8.01. Impaired Class ..............................................   16
       8.02. Use of Section 1129(b) ......................................   16
ARTICLE 9.   DETERMINATION OF CLAIMS .....................................   16
       9.01. Objections to Claims ........................................   16
       9.02. Distributions on Allowance or Disallowance of Disputed Claims   16
       9.03. Contingent Claims ...........................................   17
ARTICLE 10.  AVOIDANCE ACTIONS, PRESERVED LITIGATION CLAIMS ..............   17
      10.01. Retention and Reservation ...................................   17
      10.02. Prosecution .................................................   17
ARTICLE 11.  CONDITIONS PRECEDENT ........................................   17
      11.01. Conditions to Confirmation ..................................   17
      11.02. Conditions to Effectiveness .................................   18
      11.03. Waiver of Conditions ........................................   18
ARTICLE 12.  TITLE TO PROPERTY; THIRD PARTY RIGHTS AND RELEASES ..........   18
      12.01. Vesting of Assets ...........................................   18
      12.02. Discharge ...................................................   19
      12.03. Injunction ..................................................   19

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
      12.04. Exculpation .................................................   19
      12.05. Release .....................................................   20
      12.06. Preserved Litigation Claims and Disputed Claims Resolution ..   20
      12.07. Preservation of Insurance ...................................   20
ARTICLE 13.  RETENTION OF JURISDICTION ...................................   20
      13.01. Jurisdiction ................................................   20
ARTICLE 14.  AMENDMENT AND WITHDRAWAL OF PLAN ............................   21
      14.01. Amendment of Plan ...........................................   21
      14.02. Revocation or Withdrawal of Plan ............................   22
ARTICLE 15.  MISCELLANEOUS ...............................................   22
      15.01. Effecting Documents; Further Transactions; Timing ...........   22
      15.02. Exemption From Transfer Taxes ...............................   22
      15.03. Binding Effect ..............................................   22
      15.04. Governing Law ...............................................   22
      15.05. Modification of Treatment of Claims .........................   22
      15.06. Setoffs and Recoupment ......................................   22
      15.07. Notices .....................................................   22
      15.08. Delivery of Notices .........................................   23
      15.09. Termination of Statutory Committees .........................   23
      15.10. Severability ................................................   23
      15.11. Plan Documents ..............................................   23
      15.12. Inconsistency ...............................................   24
      15.13. Subordination ...............................................   24
      15.14. Withholding and Reporting Requirements ......................   24
      15.15. Post-Effective Date Fees; Final Decree ......................   24
      15.16. De Minimis Distributions ....................................   24
      15.17. Method of Payment; Payments, Filings, and Notices Only on
             Business Days ...............................................   24
EXHIBITS TO PLAN:
Exhibit A    Reorganized Certificate
Exhibit B    Reorganized By-Laws
Exhibit C    Avoidance Actions and Preserved Litigation Claims
Exhibit D    Assumed and Rejected Executory Contracts and Unexpired Leases

                                  INTRODUCTION

Three-Five Systems, Inc. and TFS-DI, Inc., the debtors and debtors-in-possession in these Chapter 11 cases, propose the following joint plan of reorganization for the resolution of their outstanding claims and equity interests.

ALL HOLDERS OF CLAIMS AGAINST, AND EQUITY INTERESTS IN, THE DEBTORS ARE ENCOURAGED TO READ THIS PLAN, THE DISCLOSURE STATEMENT, AND THE RELATED MATERIALS IN THEIR ENTIRETY.

Subject to the restrictions on modifications set forth in Bankruptcy Code
Section 1127, Bankruptcy Rule 3019, and Section 14.01 of this Plan, the Debtor reserves the right to alter, amend, or modify this Plan one or more times before its substantial consummation.

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                                   ARTICLE 1.
                     DEFINITIONS AND RULES OF INTERPRETATION

Except as otherwise specifically noted, all capitalized terms used in this Plan have the meanings ascribed to them in this Article 1. Any term used in this Plan that is not defined in this Plan but is defined in the Bankruptcy Code or the Bankruptcy Rules retains the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules. Whenever the context requires, terms include the plural as well as the singular and the masculine gender as well as the feminine gender. "Including" is to be interpreted as all-inclusive and not to exclude items not listed, as in "including, without limitation."

As used in this Plan, the following terms have the following meanings:

1.01. ADMINISTRATIVE CLAIM. A Claim for any cost or expense of administration of the Chapter 11 Cases Allowed under Bankruptcy Code Sections 503(b), 507(b) or 546(c)(2) and entitled to priority under Bankruptcy Code Section 507(a)(1), including: (a) fees payable under 28 U.S.C. Section 1930; (b) actual and necessary costs and expenses incurred in the ordinary course of a Debtor's business; (c) actual and necessary costs and expenses of preserving an Estate or administering the Chapter 11 Cases; and (d) all Professional Fee Claims to the extent Allowed by Final Order under Bankruptcy Code Sections 330, 331, or 503.

1.02. ADMINISTRATIVE CLAIMS BAR DATE. The first Business Day that is 30 days after the Confirmation Date.

1.03. ADMINISTRATIVE FEE ORDER. The Order Establishing Interim Fee Payment And Expense Reimbursement Procedures, entered in TFS's Chapter 11 Case by the Bankruptcy Court on October 31, 2005.

1.04. AFFILIATE. With respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person and, with respect to any specified natural Person, any other Person having a relationship by blood, marriage, or adoption not more remote than first cousins with such natural Person. For purposes of this definition, "controlling" (including, with correlative meanings, the terms "controlled by" and "under direct or indirect common control with"), as used with regard to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities, by agreement, or otherwise.

1.05. ALLOWED. (a) A Claim that has been allowed by a Final Order or (b) with respect to any Claim against, or Equity Interest in, a Debtor: (i) (A) proof of which, request for payment of which, or application for allowance of which, was filed or deemed filed with the Bankruptcy Court on or before the Bar Date, the Administrative Claims Bar Date, the Professional Fee Bar Date, or the Rejection Damages Bar Date, as applicable, for filing proofs of claim or equity interest or requests for payment for Claims of that type against a Debtor or other applicable date established by order of the Bankruptcy Court, even if that date is after the Bar Date, the Administrative Claims Bar Date, the Professional Fee Bar Date, or the Rejection Damages Bar Date, as applicable; or (B) a Claim or Equity Interest that is allowed by a Debtor; (ii) listed as undisputed, liquidated, and non-contingent in the Schedules and as to which no objection to its allowance or motion to estimate for purposes of allowance has been interposed within the applicable period of limitation fixed by this Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court; and (iii) in each instance, a Claim or Equity Interest as to which no objection to its allowance or motion to estimate for purposes of allowance has been interposed within the applicable period of limitation fixed by this Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court or, as to which any such objection or motion has been interposed, to the extent allowed by a Final Order. The term "Allowed," when used to modify a reference in this Plan to any Claim, Equity Interest, Class of Claims, or Class of Equity Interests, means a Claim or Equity Interest (or any Claim or Equity Interest in any Class) that is so allowed (e.g., an "Allowed Secured Claim" is a Claim that has been allowed to the extent of the value, as determined by the Bankruptcy Court under Bankruptcy Code Section 506(a), of any interest in property of an Estate securing such Claim).

1.06. AVOIDANCE ACTIONS. All statutory causes of action preserved for the Consolidated Estate under Bankruptcy Code Sections 510, 542, 543, 544, 545, 547, 548, 549, 550, and 553 that a Debtor or an Estate may have against any Person including those listed in Exhibit C to this Plan. Failure to list an Avoidance Action in this Plan does not constitute either Debtor's, either Estate's, or the Consolidated Estate's waiver or release of that Avoidance Action.

1.07. BANKRUPTCY CODE. Title 11 of the United States Code, as amended from time to time and applicable to the Chapter 11 Cases.

1.08. BANKRUPTCY COURT. The United States District Court for the District of Arizona and, to the extent of any reference under 28 U.S.C. Section 157, the bankruptcy unit of the District Court under 28 U.S.C. Section 151.

1.09. BANKRUPTCY RULES. Collectively, the Federal Rules of Bankruptcy Procedure as promulgated under 28 U.S.C. Section 2075 and any Local Rules of the Bankruptcy Court applicable to the Chapter 11 Cases.

1.10. BAR DATE. The date or dates fixed by the Bankruptcy Court by which Persons asserting a Claim against, or Equity Interest in, a Debtor (except Administrative Claims, Professional Fee Claims, and Rejection Damages Claims) are required to file a proof of claim or equity interest or a request for payment or be forever barred from asserting a Claim against or Equity Interest in a Debtor or its property, from voting on this Plan, and from sharing in distributions under this Plan.

1.11. BENEFIT PLANS. All benefit plans of whatever type or nature that a Debtor provided to its employees, whether now in existence or previously terminated, including all 401(k) plans, medical insurance plans, accidental death and dismemberment plans, disability plans, tuition reimbursement plans, dental insurance plans, and life insurance plans, and any rights of employees to extended coverage arising from any Benefit Plan whether under the terms of the Benefit Plans, under COBRA, or under applicable law.

1.12. BUSINESS DAY. Any day other than a Saturday, Sunday, or legal holiday (as defined in Bankruptcy Rule 9006).

1.13. CASH. Currency, checks drawn on a bank insured by the Federal Deposit Insurance Corporation, certified checks, money orders, negotiable instruments, and wire transfers of immediately available funds.

1.14. CHAPTER 11 CASES. The cases under Chapter 11 of the Bankruptcy Code in which TFS and TFS-DI are the debtors and debtors-in-possession, pending before the Bankruptcy Court.

1.15. CLAIM. A claim against a Debtor or its property as defined in Bankruptcy Code Section 101(5), including: (a) any right to payment, whether or not the right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured arising at any time before the Effective Date; or (b) any right to an equitable remedy for breach of performance if the breach gives rise to a right to payment, whether or not the right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

1.16. CLASS. A category consisting of holders of Claims or Equity Interests substantially similar in nature to the Claims or Equity Interests of other holders placed in that category, as designated in Article 4 of this Plan.

1.17. COBRA. The Consolidated Omnibus Budget Reconciliation Act of 1986, as amended, and the regulations promulgated under that act.

1.18. COLLATERAL. Any property or interest in property of an Estate subject to a Lien to secure the payment or performance of a Claim, the Lien not being subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

1.19. COMMITTEE. Any Official Committee of Unsecured Creditors or Official Committee of Equity Holders appointed in the Chapter 11 Cases under Bankruptcy Code Section 1102.

1.20. CONFIRMATION DATE. The date the Bankruptcy Court enters the Confirmation Order.

1.21. CONFIRMATION HEARING. The hearing held by the Bankruptcy Court to consider confirmation of this Plan under Bankruptcy Code Section 1129.

1.22. CONFIRMATION ORDER. The order of the Bankruptcy Court confirming this Plan in accordance with the Bankruptcy Code. The Confirmation Order need not necessarily be a Final Order.

1.23. CONSOLIDATED ESTATE. The Estates of the Debtors resulting from the substantive consolidation of the Debtors in accordance with Section 2.02 of this Plan.

1.24. CONTINGENT CLAIM. Any Claim for which a proof of claim has been filed with the Bankruptcy Court that: (a) was not filed in a fixed amount, or has not accrued and depends on a future event that has not occurred and may never occur; and (b) has not been Allowed on or before the Confirmation Date.

1.25. CREDITOR. Any holder of a Claim, whether or not the Claim is an Allowed Claim, encompassed within the statutory definition set forth in Bankruptcy Code
Section 101(10).

1.26. CURE. The payment on the Effective Date of Cash or other property as a condition to the assumption or assumption and assignment by a Debtor of an executory contract or unexpired lease of nonresidential real property, in accordance with Bankruptcy Code Section 365(b).

1.27. D&O POLICY. Any directors and officers liability insurance policy or any applicable errors and omissions policy applicable to a Debtor's directors and officers.

1.28. DEBTORS. Collectively, TFS and TFS-DI as debtors and debtors-in-possession in the Chapter 11 cases under Bankruptcy Code Sections 1107 and 1108.

1.29. DISALLOWED. In reference to a Claim, a Claim or any portion of a Claim that has been disallowed, overruled, withdrawn, or expunged by Final Order.

1.30. DISCLOSURE STATEMENT. The written disclosure statement relating to this Plan (including all exhibits and schedules) in the form approved by the Bankruptcy Court under Bankruptcy Code Section 1125 and Bankruptcy Rule 3017.

1.31. DISPUTED. With respect to Claims or Equity Interests, any Claim or Equity
Interest: (a) listed in the Schedules as unliquidated, disputed, or contingent, or as to which a Debtor or any other party-in-interest has (i) interposed a timely objection or request for estimation, or (ii) sought to equitably subordinate or otherwise limit recovery in accordance with the Bankruptcy Code and the Bankruptcy Rules, in each instance where such listing, objection, request for estimation, or action to limit recovery has not been withdrawn or determined by a Final Order; or (b) that is a Contingent Claim.

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1.32. DISTRIBUTION RECORD DATE. The date, established in the Confirmation Order, by which the identities of the holders of Claims and Equity Interests are determined for purposes of entitlement to receive distributions under this Plan.

1.33. EFFECTIVE DATE. The first Business Day that is eleven days after the Confirmation Date and on which (a) no stay of the Confirmation Order is in effect and (b) all conditions to effectiveness set forth in Section 11.02 of this Plan have been satisfied or waived in accordance with the terms of this Plan.

1.34. EQUITY INTEREST. Any equity interest in TFS represented by any class or series of common or preferred stock issued before the Effective Date, and any warrants, options, or rights to purchase any common or preferred stock.

1.35. EQUITY RELATED CLAIM. Any Claim by any Person other than a Debtor or Reorganized TFS: (a) arising from the rescission of a purchase or sale of an Equity Interest; or (b) for damages arising from the purchase or sale of an Equity Interest; or (c) that asserts equitable or contractual rights of reimbursement, contribution, or indemnification arising from such a Claim; including any Claim that has been or may be asserted by any Person other than a Debtor or Reorganized TFS against a Debtor or its officers and directors, asserting violations of federal securities laws including actions under Sections 11 and 15 of the Securities Act and Sections 10(b) and 20 of the Exchange Act, and Rule 10b-5 promulgated by the SEC under the Exchange Act, and any applicable non-federal law.

1.36. ESTATES. The estates for each Debtor created in the Chapter 11 Cases under Bankruptcy Code Section 541.

1.37. EXCHANGE ACT. The Securities Exchange Act of 1934, as amended, and the regulations promulgated under that act.

1.38. FINAL ORDER. An order or judgment of the Bankruptcy Court: (a) as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired, or as to which any right to appeal, petition for certiorari, reargue, or rehear has been waived in writing in form and substance satisfactory to the Debtors; and (b) if an appeal, writ of certiorari, or reargument or rehearing has been sought, as to which the highest court to which the order was appealed, or certiorari, reargument or rehearing was sought, has determined or denied the appeal, writ of certiorari, reargument, or rehearing, and the time to take any further appeal, petition for writ of certiorari, or move for reargument or rehearing has expired; but the filing of a motion under Rule 59 or 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, with respect to the order does not prevent the order from being a Final Order.

1.39. GENERAL UNSECURED CLAIM. Any Claim against a Debtor other than a Secured Claim, an Administrative Claim, a Priority Tax Claim, a Priority Claim, or an Equity Related Claim.

1.40. GROSS ASSETS. All property of the Consolidated Estate as vested in Reorganized TFS as of the Effective Date in accordance with Section 12.01 of this Plan.

1.41. INTERCOMPANY CLAIM. Any Claim held by one Debtor against the other Debtor arising at any time before the Effective Date.

1.42. IRS. The Internal Revenue Service.

1.43. LEGAL INTEREST RATE. The legal rate of interest on Allowed General Unsecured Claims under Bankruptcy Code Section 726(a)(5), determined as the federal judgment rate as of the Confirmation Date under 28 U.S.C. Section 1961(a).


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
1.44. LIEN. A lien as defined in Bankruptcy Code Section 101(37), except a lien that has been avoided in accordance with Bankruptcy Code Sections 544, 545, 546, 547, 548, or 549.

1.45. MAXIMUM AMOUNT. With respect to any Disputed Claim: (a) the amount to which Reorganized TFS and the holder of the Disputed Claim agree; or (b) any amount the Bankruptcy Court estimates or determines under Bankruptcy Code
Section 502(c); or (c) absent any agreement, estimation, or determination, the amount set forth in the proof of claim filed by the holder of the Disputed Claim, or, if no amount is so set forth, the amount set forth in the Schedules for the Disputed Claim, or, if no amount is so set forth, the amount Reorganized TFS estimates in its good faith discretion.

1.46. NET ASSETS. All assets of Reorganized TFS (i.e., Gross Assets) remaining after payments to Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Claims, Allowed Miscellaneous Secured Claims, and Allowed Secured Tax Claims.

1.47. PERSON. Any individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, association, joint-stock company, trust, unincorporated association or organization, governmental agency or associated political subdivision.

1.48. PETITION DATE. Either September 8, 2005, the date on which TFS filed its voluntary petition commencing its Chapter 11 Case, or September 22, 2005, the date on which TFS-DI filed its voluntary petition commencing its Chapter 11 Case, whichever is appropriate to the context in which the term is used.

1.49. PLAN. This Joint Plan, either in its present form or as it may be amended, supplemented, or modified from time to time in accordance with the terms of this Plan, including, except where the context otherwise requires, all its annexed exhibits.

1.50. PLAN DOCUMENTS. Collectively, the Reorganized Certificate and the Reorganized By-Laws, copies of which are attached as exhibits to this Plan, and any other contracts, instruments, releases, and other agreements or documents to be executed in order to consummate the transactions contemplated under this Plan or otherwise necessary to effect and further evidence the terms and conditions of this Plan and the documents listed in this Section 1.50.

1.51. PRESERVED LITIGATION CLAIMS. Subject to the releases provided for in
Section 12.05 of this Plan, all rights, claims, torts, liens, actions, causes of action, avoiding powers, proceedings, debts, contracts, judgments, offsets, damages, and demands in law or in equity, including Avoidance Actions, whether known or unknown, contingent or otherwise, that a Debtor or an Estate (through an official committee or otherwise) has brought or may have against any Person, including those listed in Exhibit C to this Plan. Failure to list a Preserved Litigation Claim in this Plan does not constitute either Debtor's, either Estate's, the Consolidated Estate's, or Reorganized TFS's waiver or release of that Preserved Litigation Claim.

1.52. PRESERVED ORDINARY COURSE ADMINISTRATIVE CLAIM. Any Administrative Claim based on liabilities incurred by a Debtor in the purchase, lease, or use of goods and services in the ordinary course of its business including Administrative Claims on account of services provided after the Petition Date to a Debtor by its employees, and Claims for unpaid rent or contract payments arising under a rejected executory contract or unexpired lease of nonresidential real property after the Petition Date and before the effective date of the rejection of that contract or lease, but excluding Professional Fee Claims.

1.53. PRIORITY CLAIM. Any Claim (or portion of a Claim) entitled to priority under Bankruptcy Code Section 507(a) other than Priority Tax Claims and Administrative Claims.

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
1.54. PRIORITY TAX CLAIM. Any Claim of a governmental unit entitled to priority under Bankruptcy Code Section 507(a)(8).

1.55. PROFESSIONAL. A Person: (a) employed in the Chapter 11 Cases in accordance with an order of the Bankruptcy Court under Bankruptcy Code Sections 327, 328, 363, or 1103 and to be compensated for services under Bankruptcy Code Sections 327, 328, 329, 330, and 331 or order of the Bankruptcy Court; or (b) for whom compensation and reimbursement has been Allowed by a Final Order under Bankruptcy Code Section 503(b).

1.56. PROFESSIONAL FEE BAR DATE. The first Business Day that is 60 days after the Confirmation Date.

1.57. PROFESSIONAL FEE CLAIM. An Administrative Claim for compensation and reimbursement of expenses of a Professional rendered or incurred before the Effective Date submitted in accordance with Bankruptcy Code Sections 328, 330, 331, or 503(b).

1.58. PRO RATA. A proportionate share, such that the ratio of the consideration distributed on account of an Allowed Claim or Equity Interest in a Class to the amount of such Allowed Claim or Equity Interest is the same as the ratio of the amount of the consideration distributed on account of all Allowed Claims or Equity Interests in that Class to the amount of all Allowed Claims or Equity Interests in that Class.

1.59. REJECTION CLAIMS. All Claims arising from a Debtor's rejection of an executory contract or unexpired lease of nonresidential real property either during the Chapter 11 Cases or in connection with this Plan, including Claims for future rents under Bankruptcy Code Section 502(b)(6) or future contract payments and Unsecured Claims for unpaid rent or contract payments accruing before the Petition Date. Rejection Claims do not include Claims for unpaid rent or contract payments arising under a rejected executory contract or unexpired lease of nonresidential real property after the Petition Date and before the effective date of the rejection of such contract or lease--those Claims are Preserved Ordinary Course Administrative Claims.

1.60. REJECTION CLAIMS BAR DATE. The first Business Day that is 30 days after the Confirmation Date.

1.61. REORGANIZED BY-LAWS. The Amended and Restated By-Laws of Reorganized TFS, substantially in the form of Exhibit B to this Plan.

1.62. REORGANIZED CERTIFICATE. The Amended and Restated Certificate of Incorporation of Reorganized TFS, substantially in the form included as Exhibit A to this Plan.

1.63. REORGANIZED TFS. Three-Five Systems, Inc., on and after the Effective
Date.

1.64. RETIREE BENEFITS. Payments to any Person for the purpose of providing or reimbursing payments for retired employees of a Debtor and of any other entities as to which a Debtor is obligated to provide retiree benefits and the eligible spouses and eligible dependents of such retired employees, for medical, surgical, or hospital care benefits, or in the event of death of a retiree under any plan, fund, or program (through the purchase of insurance or otherwise) maintained or established by a Debtor before the Petition Date, as that plan, fund, or program was then in effect or as later amended.

1.65. SCHEDULES. The schedules of assets and liabilities, the list of holders of interests, and the statements of financial affairs filed by a Debtor under Bankruptcy Code Section 521 and Bankruptcy Rule 1007, as the schedules, list, and statements may have been or may be supplemented or amended from time to time.

1.66. SEC. The United States Securities and Exchange Commission.

1.67. SECURED CLAIM. Any Claim (a) listed in the Schedules as a liquidated, noncontingent, and undisputed secured Claim, or (b) reflected in a proof of claim as a secured Claim, secured by a Lien on Collateral to the extent of the value of the Collateral, as determined in accordance with Bankruptcy Code
Section 506(a), or, if the Claim is subject to setoff under Bankruptcy Code
Section 553, net of the setoff.

1.68. SECURED TAX CLAIM. Any Claim of any governmental unit or associated political subdivision, including principal taxes and accrued and unpaid interest under applicable law from the Petition Date, that is secured by a Lien on property of an Estate by operation of applicable law including every Claim for unpaid real, personal property, or ad valorem taxes.

1.69. SECURITIES ACT. The Securities Act of 1933, as amended, and the regulations promulgated under that act.

1.70. TFS. Three-Five Systems, Inc., a Delaware corporation, as debtor and debtor-in-possession in Chapter 11 Case No. 05-bk-17104 in the Bankruptcy Court under Bankruptcy Code Sections 1107 and 1108.

1.71. TFS-DI. TFS-DI, Inc., a Delaware corporation, as debtor and debtor-in-possession in Chapter 11 Case No. 05-bk-18689 in the Bankruptcy Court under Bankruptcy Code Sections 1107 and 1108.

                                   ARTICLE 2.
                      SUBSTANTIVE CONSOLIDATION OF ESTATES

2.01. REQUEST FOR SUBSTANTIVE CONSOLIDATION. This Plan constitutes a motion for substantive consolidation of the liabilities and properties of both Debtors. This Plan requests that entry of the Confirmation Order constitute the Bankruptcy Court's granting of that motion.

2.02. EFFECT OF SUBSTANTIVE CONSOLIDATION. As a result of the substantive consolidation of the liabilities and properties of both Debtors, as of the Effective Date: (a) the Chapter 11 Cases will be deemed to be consolidated into the Chapter 11 Case of TFS as a single consolidated case; (b) all property of the Estate of each Debtor will be deemed to be property of the Consolidated Estate for purposes of distributions under the Plan; (c) all Claims against each Estate will be deemed to be Claims against the Consolidated Estate, any proof of claim filed either Debtor will be deemed to be a single Claim filed against the Consolidated Estate, and all duplicate proofs of claim for the same Claim filed against either Debtor will be deemed to be expunged; (d) all Intercompany Claims will be deemed Disallowed, discharged and eliminated, and no distributions under this Plan will be made on account of Intercompany Claims; (e) all guarantees by one Debtor of the obligations of the other Debtor or in favor of the other Debtor will be deemed eliminated, and no distributions under this Plan will be made on account of Claims based on such guarantees; and (f) for purposes of determining the availability of the right of setoff under Bankruptcy Code
Section 553, both Debtors will be treated as one consolidated entity so that, subject to the other provisions of Bankruptcy Code Section 553, debts due to one Debtor may be set off against the debts of the other Debtor.

2.03. NO IMPACT ON SECURED CLAIMS. Substantive consolidation under this Plan has no effect on valid, enforceable and unavoidable Liens, except for Liens that secure a Claim that is eliminated by virtue of substantive consolidation and Liens against Collateral that are extinguished by virtue of substantive consolidation. Substantive consolidation under this Plan does not create a Claim in a Class different from the Class in which a Claim would have been placed in the absence of substantive consolidation. The substantive consolidation contemplated in this Plan does not affect any applicable date for purposes of pursuing any Avoidance Actions.

2.04. EFFECT ON CORPORATE STRUCTURE. Substantive consolidation under this Plan is intended to cause a merger of TFS-DI into TFS. As of the Effective Date, the Debtors and Reorganized TFS will enter into, perform, prepare, and file whatever agreements, filings, or other documents are necessary to effect the merger of TFS-DI into TFS.

                                   ARTICLE 3.
                        TREATMENT OF UNCLASSIFIED CLAIMS

3.01. UNCLASSIFIED CLAIMS. As provided in Bankruptcy Code Section 1123(a)(1), Administrative Claims and Priority Tax Claims are not classified for purposes of voting on, or receiving distributions under, this Plan. Holders of Administrative Claims and Priority Tax Claims are not entitled to vote on this Plan but, rather, are treated separately in accordance with Sections 3.02 and
3.04 of this Plan and under Bankruptcy Code Section 1129(a)(9)(A).

3.02. ALLOWED ADMINISTRATIVE CLAIMS.

      A. GENERALLY. Each Allowed Administrative Claim (other than a Preserved Ordinary Course Administrative Claim or Professional Fee Claim) will be paid in full in Cash (or otherwise satisfied in accordance with its terms) on the latest of: (a) the Effective Date, or as soon after that date as practicable; (b) any date the Bankruptcy Court may fix, or as soon after that date as practicable;
(c) 30 days after the Claim is Allowed; and (d) any date on which the holder of the Claim and the Debtors or Reorganized TFS agree.

      B. REQUESTS FOR PAYMENT. All requests for payment of an Administrative Claim (other than a Preserved Ordinary Course Administrative Claim or Professional Fee Claim) must be served on Reorganized TFS and filed with the Bankruptcy Court no later than the Administrative Claims Bar Date. Any holder of an Administrative Claim (other than a Preserved Ordinary Course Administrative Claim or Professional Fee Claim) that fails to file and serve its request by the Administrative Claims Bar Date will be forever barred from asserting its Administrative Claim against either Debtor or Reorganized TFS.

3.03. PRESERVED ORDINARY COURSE ADMINISTRATIVE CLAIMS. Each Allowed Preserved Ordinary Course Administrative Claim will be paid in full in Cash at Reorganized TFS's election either: (a) in accordance with the terms and conditions under which the Claim arose; or (b) in the ordinary course of Reorganized TFS's business. Payments will be made without further action by the holder of the Preserved Ordinary Course Administrative Claim.

3.04. ALLOWED PRIORITY TAX CLAIMS. Any Allowed Priority Tax Claim will be paid in full in Cash on the later of the Effective Date (or as soon after that date as practicable) and 30 days after the Claim is Allowed, but the Debtors or Reorganized TFS may elect to pay any Allowed Priority Tax Claim through regular installment payments in Cash of a total value, as of the Effective Date, equal to the Allowed amount of the Claim, over a period ending not later than five years after the Petition Date, and in a manner not less favorable than the most favored General Unsecured Claim provided for by this Plan. If the Debtors or Reorganized TFS so elect, the installment payments will be made in equal quarterly installments of principal plus simple interest on the unpaid portion of the Allowed Priority Tax Claim accruing from the Effective Date at the rate of six percent per year. The first payment will be made on the latest of: (a) the Effective Date, or as soon after that date as practicable; (b) 30 days after the Claim is Allowed, or as soon after than date as practicable; and (c) another date on which the holder of the Claim and the Debtors or Reorganized TFS agree. Reorganized TFS retains the right to prepay any Allowed Priority Tax Claim, or any remaining balance of such a Claim, in full or in part, at any time on or after the Effective Date without premium or penalty.

3.05. PROFESSIONAL FEE CLAIMS. Each Allowed Professional Fee Claim will be paid in full in Cash: (a) no later than three days after the Professional Fee Claim is Allowed; (b) on any other terms the holder of an Allowed Professional Fee Claim and the Debtors or Reorganized TFS may agree; or (c) in accordance with the terms of any applicable administrative procedures order entered by the Bankruptcy Court. Each Person seeking an award by the Bankruptcy Court of Professional Fees must file with the Bankruptcy Court and serve on Reorganized TFS its final application for allowance of compensation for services rendered and reimbursement of expenses incurred through the Confirmation Date within 60 days after the Effective Date.

3.06. POST-CONFIRMATION DATE PROFESSIONAL FEES. All claims of Professionals for services rendered or expenses incurred after the Confirmation Date in connection with the Chapter 11 Cases and this Plan including those relating to consummation of this Plan, any appeal of the Confirmation Order, the preparation, filing, and review of Professional Fee Claims, the prosecution of Avoidance Actions and Preserved Litigation Claims, and the resolution of Disputed Claims, will be paid by Reorganized TFS on receipt of an invoice, or on such other terms as Reorganized TFS and the Professional may agree, without the need for further Bankruptcy Court authorization or entry of a Final Order. Reorganized TFS has ten days after receiving any such invoice to object to any item contained in that invoice. If Reorganized TFS and any Professional cannot agree on the amount of post-Confirmation Date fees and expenses to be paid to the Professional, the Bankruptcy Court will determine that amount.

                                   ARTICLE 4.
                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

4.01. SUMMARY OF CLASSIFICATION. In accordance with Bankruptcy Code Section 1123(a)(1), all Claims and Equity Interests (except those Claims receiving treatment as set forth in Article 2 of this Plan) are placed in the Classes described below for all purposes, including voting on, confirmation of, and distributions under, this Plan:

Class 1       Priority Claims                                      Unimpaired. Deemed to accept.
Class 2       Secured Tax Claims                                   Unimpaired. Deemed to accept.
Class 3       Miscellaneous Secured Claims                         Unimpaired. Deemed to accept.
Class 4       General Unsecured Claims                             Unimpaired. Deemed to accept.
Class 5       Equity Interests and Equity Related Claims           Possibly impaired. Entitled to vote.

4.02. SPECIFIC CLASSIFICATION.

      A. CLASS 1 -- PRIORITY CLAIMS. Class 1 consists of all Priority Claims other than Priority Tax Claims.

      B. CLASS 2 -- SECURED TAX CLAIMS. Class 2 consists of all Secured Tax Claims. Each holder of a Secured Tax Claim is considered to be in its own separate subclass within Class 2, and each such subclass is deemed to be a separate Class for purposes of this Plan.

      C. CLASS 3 -- MISCELLANEOUS SECURED CLAIMS. Class 3 consists of all Secured Claims other than the Secured Tax Claims in Class 2. Each holder of a Miscellaneous Secured Claim is considered to be in its own separate subclass within Class 3, and each such subclass is deemed to be a separate Class for purposes of this Plan.

      D. CLASS 4 -- GENERAL UNSECURED CLAIMS. Class 4 consists of all General Unsecured Claims.

      E. CLASS 5 -- EQUITY INTERESTS AND EQUITY RELATED CLAIMS. Class 5 consists of all Equity Interests and Equity Related Claims.

                                   ARTICLE 5.
                    TREATMENT OF CLAIMS AND EQUITY INTERESTS

5.01. CLASS 1--PRIORITY CLAIMS.

      A. IMPAIRMENT AND VOTING. Class 1 is unimpaired by this Plan. All holders of Allowed Priority Claims are deemed to have accepted this Plan and will not be solicited to vote on this Plan.

      B. TREATMENT. Each holder of an Allowed Priority Claim other than a Priority Tax Claim will receive Cash in an amount equal to its Allowed Priority Claim on the later of: (i) the Effective Date, or as soon after that date as practicable; and (ii) 30 days after the Priority Claim is Allowed; unless, before the later of these two dates, the holder of the Claim and Reorganized TFS agree in writing to a different date.

5.02. CLASS 2--SECURED TAX CLAIMS.

      A. IMPAIRMENT AND VOTING. Class 2 is unimpaired by this Plan. All holders of Allowed Secured Tax Claims are deemed to have accepted this Plan and will not be solicited to vote on this Plan.

      B. TREATMENT. Each holder of an Allowed Secured Tax Claim will receive Cash in an amount equal to its Allowed Secured Tax Claim on the latest of: (i) the Effective Date, or as soon after that date as practicable; (ii) any date the Bankruptcy Court may fix, or as soon after that date as practicable; (iii) 30 days after the Secured Tax Claim is Allowed; and (iv) the date on which the Secured Tax Claim is scheduled to be paid in the ordinary course of business under applicable law or regulation; unless, before the latest of the above dates, the holder of the Claim and Reorganized TFS agree in writing to a different date. Each holder of an Allowed Secured Tax Claim retains all Liens on applicable property of the applicable Estate arising under applicable law until that holder's Allowed Secured Tax Claim is paid in full under this Section 5.02.b. If any portion of any Allowed Secured Tax Claim is not paid in accordance with this Section 5.02.b and Reorganized TFS does not make that payment within ten days after notice of non-payment is received from the holder of the Claim, the holder may proceed with applicable state law remedies for collection of all amounts owing but not paid in accordance with this Section 5.02.b.

5.03. CLASS 3--MISCELLANEOUS SECURED CLAIMS.

      A. IMPAIRMENT AND VOTING. Class 3 is unimpaired by this Plan. All holders of Allowed Miscellaneous Secured Claims are deemed to have accepted this Plan and will not be solicited to vote on this Plan.

      B. TREATMENT. Each holder of an Allowed Miscellaneous Secured Claim will receive Cash in an amount equal to its Allowed Miscellaneous Secured Claim on the latest of: (i) the Effective Date, or as soon after that date as practicable; (ii) any date the Bankruptcy Court may fix, or as soon after that date as practicable; (iii) 30 days after the Miscellaneous Secured Claim is Allowed; and (iv) the date on which the Miscellaneous Secured Claim is scheduled to be paid in the ordinary course of business under applicable law or regulation; unless, before the latest of the above dates, the holder of the Claim and Reorganized TFS agree in writing to a different date. Each holder of an Allowed Miscellaneous Secured Claim retains all Liens on applicable property of the applicable Estate arising under applicable law until that holder's Allowed Miscellaneous Secured Claim is paid in full under this Section 5.03.b. If any portion of any Allowed Miscellaneous Secured Claim is not paid in accordance with this Section 5.03.b and Reorganized TFS does not make that payment within ten days after notice of non-payment is received from the holder of the Claim, the holder may proceed with applicable state law remedies for collection of all amounts owing but not paid in accordance with this Section 5.03.b.

5.04. CLASS 4--GENERAL UNSECURED CLAIMS.

      A. IMPAIRMENT AND VOTING. Class 4 is unimpaired by this Plan. All holders of Allowed General Unsecured Claims are deemed to have accepted this Plan and will not be solicited to vote on this Plan.

      B. TREATMENT.

            (i) Amount of Distributions. Each holder of an Allowed General Unsecured Claim will receive from Reorganized TFS Cash in an amount equal to the amount of the Allowed General Unsecured Claim plus interest accruing from the Petition Date through the Confirmation Date at the Legal Interest Rate.

            (ii) Timing of Distributions. Reorganized TFS will make at least partial distributions of Cash from the Net Assets to holders of Allowed General Unsecured Claims, beginning on the later of (A) the Effective Date, or as soon after that date as practicable and (B) 30 days after the General Unsecured Claim is Allowed, then continuing periodically until all Allowed General Unsecured Claims are paid in full and no Disputed General Unsecured Claims remain Disputed.

            (iii) Entitlement to Distributions. Only holders of Allowed General Unsecured Claims as of the Distribution Record Date will be entitled to receive distributions under this Plan.

5.05. CLASS 5--EQUITY INTERESTS AND EQUITY RELATED CLAIMS.

      A. IMPAIRMENT AND VOTING. Class 5 is possibly impaired by this Plan. All holders of Allowed Equity Interests and Allowed Equity Related Claims are entitled to vote on this Plan.

      B. TREATMENT.

            (i) Subordination. Under Bankruptcy Code Section 510(b), each Equity Related Claim is subordinated to all Claims or Equity Interests senior or equal to the Claim or Equity Interest represented by the Equity Related Claim, except that if the Equity Related Claim relates to TFS's common stock, the Equity Related Claim has the same priority as the Equity Interests represented by that common stock.

            (ii) Amount of Distributions. Each holder of an Allowed Equity Interest or Allowed Equity Related Claim will receive from Reorganized TFS Cash in an amount equal to the holder's Pro Rata share of the Net Assets remaining after distributions to holders of Allowed General Unsecured Claims under Section 5.04.b(i) of this Plan are complete.

            (iii) Timing of Distributions. Reorganized TFS will only begin distributions from the Net Assets on account of Equity Interests or Equity Related Claims once sufficient Net Assets are reserved for complete distributions to holders of Allowed General Unsecured Claims under Section 5.04.b(i) of this Plan (including sufficient reserves in the Maximum Amount for all General Unsecured Claims that are Disputed at that time). Reorganized TFS will make periodic Pro Rata distributions to holders of Allowed Equity Interests and Allowed Equity Related Claims of all Net Assets converted to Cash, net of any reserves Reorganized TFS believes in good faith are necessary to pay costs associated with converting remaining non-Cash Net Assets into Cash, making such distributions, winding up the affairs of Reorganized TFS, and completing any other task or responsibility reasonably contemplated by this Plan. Once all Net Assets have been converted to Cash, Reorganized TFS will make a final Pro Rata distribution to holders of Allowed Equity Interests and Allowed Equity Related Claims in full and final satisfaction and redemption of all Allowed Equity Interests and Allowed Equity Related Claims.

            (iv) Entitlement to Distributions. Only holders of Allowed Equity Interests or Allowed Equity Related Claims as of the Distribution Record Date will be entitled to receive distributions under this Plan.

                                   ARTICLE 6.
                                 IMPLEMENTATION

6.01. PLAN FUNDING.

      A. EFFECTIVE DATE PAYMENTS. Funds needed to make Cash payments on the Effective Date on account of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Claims, Allowed Miscellaneous Secured Claims, and Allowed Secured Tax Claims under this Plan will come from the Gross Assets, which constitutes the entirety of Reorganized TFS's assets on the Effective Date. The assets remaining after payment of all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Claims, Allowed Miscellaneous Secured Claims, and Allowed Secured Tax Claims under this Plan will constitute the Net Assets.

      B. NET ASSETS. Funds needed to make Cash distributions on and after the Effective Date on account of Allowed General Unsecured Claims, Allowed Equity Interests, and Allowed Equity Related Claims will come from the Net Assets. From and after the Effective Date, Reorganized TFS must use all reasonable efforts to liquidate or otherwise convert all non-Cash Net Assets into Cash. No partial, full, periodic, or final distribution to any holder of any Claim or Equity Interest under this Plan will be made in any form other than Cash.

      C. DISPUTED CLAIMS. Reorganized TFS must manage distributions from the Net Assets so as to reserve sufficient Cash to make appropriate distribution under this Plan on account of any Disputed Claim that would have been entitled to distribution from the Net Assets if that Disputed Claim were an Allowed Claim on the Effective Date in the Maximum Amount. If and when any Disputed Claim becomes an Allowed Claim, Cash sufficient to make appropriate distribution under this Plan on account of that Claim will be made from the reserved Cash. If a Disputed Claim becomes a Disallowed Claim, all Cash reserved for possible distribution under this Plan on account of that Claim will become available for distribution to Allowed Equity Interests and Allowed Equity Related Claims under Section 5.05.b of this Plan.

6.02. CERTIFICATE OF INCORPORATION AND BY-LAWS. As of the Effective Date and without any further action by the shareholders or directors of the Debtors or Reorganized TFS, TFS's certificate of incorporation and by-laws will be amended and restated substantially in the forms of the Reorganized Certificate and the Reorganized By-Laws. The Reorganized Certificate and the Reorganized By-Laws will prohibit (to the extent required by Bankruptcy Code Section 1123(a) and (b)) the issuance of non-voting equity securities. After the Effective Date, Reorganized TFS may amend its certificate of incorporation and by-laws as permitted by applicable law.

6.03. PURPOSE OF REORGANIZED TFS. The Reorganized Certificate and the Reorganized By-Laws will provide that Reorganized TFS's business purposes may include any lawful activity so as to include: (a) liquidating or otherwise converting all Net Assets into Cash and make distributions to holders of Allowed Claims and Allowed Equity Interests under this Plan; and (b) winding up the affairs of Reorganized TFS after all such distributions are completed.

6.04. PUBLIC COMPANY STATUS. Beginning no later than the Effective Date, Reorganized TFS will take all necessary steps and make all necessary filings with the SEC to maintain and preserve in the future its registration under the Securities Act and its current reporting status under the Exchange Act. Reorganized TFS will determine after the Effective Date whether its shares will be traded on any recognized stock exchange or over-the-counter securities market. Currently, TFS's shares are not traded on any recognized stock exchange.

6.05. CANCELLATION OF INSTRUMENTS AND AGREEMENTS. On the Effective Date, all agreements, instruments, and other documents relating to any Equity Interests, other than the Equity Interests themselves, will automatically terminate such that all obligations under all such agreements, instruments, and other documents will be deemed fully and finally waived, released, canceled, extinguished, and discharged.

6.06. EFFECTIVENESS OF INSTRUMENTS AND AGREEMENTS. On the Effective Date, all instruments, agreements, and documents issued, entered into, delivered, or filed under this Plan, including the Plan Documents, and any instrument, agreement, or document entered into, delivered, or filed in connection with any of the foregoing, will be deemed to be effective, binding, and enforceable in accordance with their respective terms.

6.07. NO CORPORATE ACTION REQUIRED. As of the Effective Date: (a) the adoption, execution, delivery, and implementation of all contracts, leases, instruments, releases, and other agreements related to or contemplated by this Plan; and (b) the other matters provided for under, or in furtherance of, this Plan involving corporate action required of a Debtor, will be deemed to have occurred and become effective as provided in this Plan, and will be deemed authorized and approved in all respects without further order of the Bankruptcy Court or any further action by a Debtor's shareholders or directors.

6.08. DIRECTORS AND OFFICERS.

      A. INITIAL BOARD OF DIRECTORS. The initial board of directors of Reorganized TFS as of the Effective Date will consist of three directors--Russell Silvestri, David Buchanan, and Robert Nahom.

      B. INITIAL OFFICERS. The initial officers of Reorganized TFS as of the Effective Date will consist of: (i) Carl Young--President; and (ii) Sid Harris--Secretary.

      C. INDEMNIFICATION AND INSURANCE. Reorganized TFS will provide all its directors and officers with indemnification rights and a D&O Policy, and will compensate its directors and officers, in accordance with practices customary for entities of its type. Reorganized TFS will assume any pre-Petition Date indemnification obligations to any directors and officers employed with a Debtor as of the Petition Date.

6.09. OPERATION PENDING EFFECTIVE DATE. Until the Effective Date, the Debtors will continue to operate their businesses subject to all applicable requirements of the Bankruptcy Code and the Bankruptcy Rules.

                                   ARTICLE 7.
                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

7.01. ASSUMPTION OR REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES. The executory contracts and unexpired leases between a Debtor and any Person are dealt with as follows:

      A. ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES. All executory contracts and unexpired leases set forth on the schedule of assumed executory contracts and unexpired leases filed with the Bankruptcy Court as part of Exhibit D to this Plan will be deemed assumed by Reorganized TFS or assumed and assigned (as indicated on Exhibit D to this Plan) as of the Effective Date, except for any executory contract or unexpired lease: (i) that has been rejected in accordance with a Final Order entered before the Confirmation Date; or (ii) as to which a motion to reject has been filed with the Bankruptcy Court before the Confirmation Date.

      B. REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES. All executory contracts and unexpired leases either (i) set forth on the schedule of rejected executory contracts and unexpired leases filed with the Bankruptcy Court as part of Exhibit D to this Plan or (ii) existing but not listed on Exhibit D to this Plan will be deemed rejected as of the Effective Date, except for any executory contract or unexpired lease that has been assumed or rejected in accordance with a Final Order entered on or before the Confirmation Date.

7.02. APPROVAL OF ASSUMPTION OR REJECTION. Entry of the Confirmation Order constitutes: (a) the approval under Bankruptcy Code Section 365 of the assumption or assumption and assignment of the executory contracts and unexpired leases assumed or assumed and assigned under this Plan or otherwise during the Chapter 11 Cases; and (b) the approval under Bankruptcy Code Section 365 of the rejection of the executory contracts and unexpired leases rejected under this Plan or otherwise during the Chapter 11 Cases. Notwithstanding anything contained in this Section 7.02 to the contrary, the Debtors retain the right to add or change the treatment (assumed or rejected) of any executory contract or unexpired lease on Exhibit D to this Plan, thus changing the treatment of the contract or lease under this Plan, at any time within 30 days after the Effective Date.

7.03. CURE OF DEFAULTS. On the Effective Date or as soon after that date as practicable, Reorganized TFS will Cure any defaults under any executory contract or unexpired lease assumed or assumed and assigned under this Plan in accordance with Bankruptcy Code Section 365(b)(1). Reorganized TFS will not, and need not as a condition to assuming or assuming and assigning any executory contract or unexpired lease under this Plan, Cure any default relating to a Debtor's failure to perform a nonmonetary obligation under any executory contract or unexpired lease.

7.04. REJECTION CLAIMS BAR DATE. All Rejection Claims arising from the rejection of any executory contract or unexpired lease under this Plan are required to be filed with the Bankruptcy Court no later than the Rejection Claims Bar Date. Any such Claim not filed within that time will be forever barred. With respect to any executory contract or unexpired lease rejected by a Debtor before the Confirmation Date, the deadline for filing a Rejection Claim remains the deadline set forth in the order of the Bankruptcy Court authorizing that rejection. If such an order did not contain such a deadline, the deadline for filing a Rejection Claim arising from that rejection is the Rejection Claims Bar Date.

7.05. INDEMNIFICATION OBLIGATIONS. Any obligation of a Debtor to indemnify any Person serving as a fiduciary of any employee benefit plan or employee benefit program of a Debtor, under charter, by-laws, contract, or applicable state law is deemed to be an executory contract and rejected by Reorganized TFS as of the Confirmation Date (but subject to the occurrence of the Effective Date). Any obligation of a Debtor to indemnify, reimburse, or limit the liability of any Person, including but not limited to any officer or director of a Debtor, or any agent, professional, financial advisor, or underwriter of any securities issued by a Debtor related to any acts or omissions occurring before the Petition Date is rejected and canceled under this Plan as of the Confirmation Date (but subject to the occurrence of the Effective Date), and any Claim resulting from this rejection and cancellation in favor of any Person must be filed no later than 60 days after the Confirmation Date. Notwithstanding any of the foregoing, nothing contained in this Plan affects, impairs, or prejudices the rights of any Person covered by any applicable D&O Policy with respect to any such policy. Moreover, Reorganized TFS will maintain in force for three years following the Effective Date appropriate D&O Policies covering pre-Effective Date directors and officers of a Debtor and containing substantially the same provisions and limits of coverage as the policies that were in force on the Petition Date. Reorganized TFS will be responsible for paying the deductible or retention amounts under the D&O Policies for that three-year period.

7.06. BENEFIT PLANS.

      A. GENERALLY. On the Effective Date, all Benefit Plans will be either assumed or rejected and terminated as of the Confirmation Date as indicated on Exhibit D to this Plan, if not earlier terminated or assumed by a Debtor before the Confirmation Date. Any such terminations will be completed according to the terms and conditions of each Benefit Plan and effected in conformity with all statutory and regulatory requirements including any applicable notice provisions. Any undistributed, vested benefits of the terminated Benefit Plans will be distributed to the participants as provided by statute, the applicable regulations, and the Benefit Plans' provisions.

      B. REGULATORY APPROVALS. In order to ensure that the Benefit Plans' terminations comply with the terms of the Benefit Plans, applicable statutes, and regulations, the Debtors will obtain any necessary approvals of the relevant regulatory agencies, such as the Pension Benefit Guaranty Corporation, the IRS, and the U.S. Department of Labor, in respect of such terminations. The Bankruptcy Court will retain jurisdiction to hear and determine any disputes relating to the termination of any Benefit Plans.

      C. RETIREES. If any Claim of a retiree against a Debtor gives a Debtor an indemnification claim under an agreement between a Debtor and any Person, the Debtors will, if necessary or appropriate, assign the indemnification claim to the retiree. Notwithstanding anything in this Section 7.06 or elsewhere in this Plan to the contrary, Reorganized TFS will continue to honor all obligations of either Debtor owed to any retiree under any Benefit Plan as of the Confirmation Date solely to the extent, and for the duration of the period, the Debtor is contractually or legally obligated to provide those benefits, subject to any rights of the Debtor or Reorganized TFS under applicable law.

                                   ARTICLE 8.
            CONFIRMATION WITHOUT ACCEPTANCE FROM ALL IMPAIRED CLASSES

8.01. IMPAIRED CLASS. Class 5 may be impaired under this Plan and is, therefore, entitled to vote to accept or reject this Plan. Classes 1 through 4 are unimpaired under this Plan and are deemed to have accepted this Plan without voting.

8.02. USE OF SECTION 1129(b). If any Class under this Plan is determined to be impaired under Bankruptcy Code Section 1124 and is then deemed to have rejected the Plan or votes to reject the Plan in accordance with Bankruptcy Code Section 1126, the Debtors may use the provisions of Bankruptcy Code Section 1129(b) to satisfy the requirements for Confirmation of the Plan.

                                   ARTICLE 9.
                             DETERMINATION OF CLAIMS

9.01. OBJECTIONS TO CLAIMS. Notwithstanding the occurrence of the Effective Date, and except as to any Claim that has been Allowed before the Effective Date, Reorganized TFS may object to the allowance of any Claim against the Debtor or seek estimation of any Claim on any grounds permitted by the Bankruptcy Code. All objections to Claims must be brought by filing the appropriate pleading in the Bankruptcy Court before the first Business Day that is 180 days after the Effective Date, but the Bankruptcy Court may approve a later date on Reorganized TFS's motion filed (but not necessarily heard) before the first Business Day that is 180 days after the Effective Date.

9.02. DISTRIBUTIONS ON ALLOWANCE OR DISALLOWANCE OF DISPUTED CLAIMS. No distributions will be made to any holder of a Claim unless and until the Claim becomes an Allowed Claim. If a Claim is not an Allowed Claim as of the Effective Date, distributions on account of that Claim will commence only when the Claim becomes an Allowed Claim after the Effective Date or as otherwise specifically provided in this

Plan. If a Disputed Claim becomes an Allowed Claim, Reorganized TFS will make a distribution in accordance with the terms of this Plan applicable to Claims of the Class in which that Claim resides.

9.03. CONTINGENT CLAIMS. Until a Contingent Claim becomes an Allowed Claim or is Disallowed, the Claim will be treated as a Disputed Claim for all purposes under this Plan. The holder of a Contingent Claim will be entitled to a distribution under this Plan only when the Contingent Claim becomes an Allowed Claim. Any Contingent Claim for reimbursement or contribution held by a Person that may be liable with a Debtor on a Claim of a Creditor is Disallowed as of the Effective Date if: (a) that Creditor's Claim is Disallowed; (b) the Claim for reimbursement or contribution is contingent as of the Effective Date; or (c) that Person asserts a right of subrogation to the rights of the Creditor under Bankruptcy Code Section 509.

                                   ARTICLE 10.
                 AVOIDANCE ACTIONS, PRESERVED LITIGATION CLAIMS

10.01. RETENTION AND RESERVATION. Subject to Section 12.05 of this Plan, in accordance with Bankruptcy Code Section 1123(b)(3), all Avoidance Actions and Preserved Litigation Claims are retained and reserved for Reorganized TFS, which is designated as the Consolidated Estate's representative under Bankruptcy Code
Section 1123(b)(3)(B) for purposes of the Avoidance Actions and Preserved Litigation Claims.

10.02. PROSECUTION. Reorganized TFS will have the authority to prosecute, defend, compromise, settle, and otherwise deal with any Avoidance Actions and Preserved Litigation Claims, and will do so in its capacity as a representative of the Consolidated Estate in accordance with Bankruptcy Code Section 1123(b)(3)(B). Reorganized TFS will pay the fees and costs associated with litigating the Avoidance Actions and the Preserved Litigation Claims from the Net Assets. Reorganized TFS will have sole discretion to determine in its business judgment which Avoidance Actions and Preserved Litigation Claims to pursue, which to settle, and the terms and conditions of those settlements.

                                   ARTICLE 11.
                              CONDITIONS PRECEDENT

11.01. CONDITIONS TO CONFIRMATION. The following are conditions precedent to confirmation of this Plan:

      A. APPROVAL OF DISCLOSURE STATEMENT. The Bankruptcy Court enters a Final Order approving the Disclosure Statement.

      B. FORM OF CONFIRMATION ORDER. The Bankruptcy Court enters the Confirmation Order in form and substance reasonably acceptable to the Debtors. If the Debtors are unable to reach an agreement with any party regarding the form and substance of the Confirmation Order, the Bankruptcy Court will resolve all such disputes.

      C. SUBSTANCE OF CONFIRMATION ORDER. The Confirmation Order contains the following:

            (i) The provisions of the Confirmation Order are nonseverable and mutually dependent;

            (ii) Approval of the assumption, rejection, or assumption and assignment of all executory contracts and unexpired leases under this Plan;

            (iii) Approval of the Plan Documents;

            (iv) All executory contracts or unexpired leases assumed and assigned by a Debtor during the Chapter 11 Cases or under this Plan remain in full force and effect for the benefit of Reorganized TFS or any assignees of such contracts or leases, as the case may be, notwithstanding any provision in any such contract or lease (including those described in Bankruptcy Code Section 365(b)(2) and (f)) that prohibits or conditions such assignment or transfer or that enables, permits, or requires termination of such contract or lease;

            (v) The Debtors are released and discharged from all obligations arising under all executory contracts and unexpired leases rejected by a Debtor during the Chapter 11 Cases or under this Plan;

            (vi) Confirmation of this Plan is not likely to be followed by the need for further financial reorganization of either Debtor or Reorganized TFS;

            (vii) The Debtors are discharged in accordance with Section 12.02 of this Plan;

            (viii) Findings and conclusions sufficient to provide a basis for, and supporting the Bankruptcy Court's authorization of, substantive consolidation of the Estates in accordance with Sections 2.01 and 2.02 of this Plan;

            (ix) In accordance with Bankruptcy Code Section 1123(b)(3)(B), Reorganized TFS is appointed as the representative and agent of the Consolidated Estate to prosecute, compromise, or abandon any Avoidance Actions and Preserved Litigation Claims in accordance with this Plan; and

            (x) Retention of jurisdiction of the Bankruptcy Court to the fullest extent permissible by applicable law, and at least to the extent contemplated by
Article 13 of this Plan.

11.02. CONDITIONS TO EFFECTIVENESS. The following are conditions precedent to the occurrence of the Effective Date:

      A. The Confirmation Date occurs;

      B. Reorganized TFS retains sufficient Cash (from all applicable sources) on the Effective Date to make distributions to holders of Allowed Claims required by this Plan to be made on the Effective Date; and

      C. Each of the Plan Documents and to be issued, entered into, delivered, or filed under this Plan are issued, entered into, delivered, or filed and are effective.

11.03. WAIVER OF CONDITIONS. The Debtors may waive any condition to confirmation or the Effective Date, in whole or in part, at any time without notice, an order of the Bankruptcy Court, or any further action other than proceeding to confirmation and consummation of this Plan.

                                   ARTICLE 12.
               TITLE TO PROPERTY; THIRD PARTY RIGHTS AND RELEASES

12.01. VESTING OF ASSETS. Except as provided in this Plan, the Confirmation Order, or the Plan Documents, all property of the Consolidated Estate will vest in Reorganized TFS on the Effective Date free and clear of all Liens and Claims of all kinds existing before the Effective Date. From and after the Effective Date, Reorganized TFS may operate its business and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, including the employment of, and payment to, Professionals except as otherwise provided in this Plan or the Confirmation Order. Any cause of action owned by either Debtor or both Debtors against any Person, including without limitation any present or former director or officer of a Debtor as of the Effective Date, and including without limitation the claims asserted by the Official Committee of Equityholders in the TFS Chapter 11 case against Jack Saltich, will vest in Reorganized TFS on the Effective Date to the extent of available insurance coverage. No discharge, injunction, or release under the Plan or the Confirmation Order is intended to or will impair Reorganized TFS's right to pursue or ability to prevail on any such cause of action against a present or former director or officer of TFS existing as of the Effective Date.

12.02. DISCHARGE. Except as provided in this Plan or the Confirmation Order, the rights granted under this Plan and the treatment of Claims and Equity Interests under this Plan are in exchange for and in complete satisfaction, discharge, and release of, all Claims including any interest accrued on General Unsecured Claims from the Petition Date. Except as provided in this Plan or the Confirmation Order, confirmation of this Plan discharges the Debtors and Reorganized TFS from all Claims or other debts that arose before the Confirmation Date, and all debts of the kind specified in Bankruptcy Code Sections 502(g), 502(h) or 502(i), whether or not: (a) a proof of claim based on such debt is filed or deemed filed under Bankruptcy Code Section 501; (b) a Claim based on such debt is Allowed under Bankruptcy Code Section 502; or (c) the holder of a Claim based on such debt has accepted this Plan. Without limiting the foregoing, the discharge granted under this Plan is granted to the fullest extent allowed under Bankruptcy Code Sections 1141(a), 1141(b), 1141(c), and 1141(d)(1).

12.03. INJUNCTION. Except as provided in this Plan or the Confirmation Order, as of the Confirmation Date, all entities that have held, currently hold, or may hold a Claim or other debt or liability that is unclassified by this Plan or that is classified by Article 4 of this Plan or that is subject to a distribution under this Plan, or an Equity Interest or other right of an equity security holder that is subject to a distribution under this Plan are permanently enjoined from taking any of the following actions on account of any such Claims, debts, liabilities, Equity Related Claims, or Equity Interests or rights: (a) commencing or continuing in any manner any action or other proceeding against either Debtor or Reorganized TFS (including any officer or director or other Person acting as a representative or otherwise on behalf of either Debtor or Reorganized TFS); (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree, or order against either Debtor, Reorganized TFS, or their respective property; (c) creating, perfecting, or enforcing any Lien or encumbrance against either Debtor, Reorganized TFS, or their respective property; (d) asserting a right of setoff, subrogation, or recoupment of any kind against any debt, liability, or obligation due to either Debtor, Reorganized TFS, or their respective property; and (e) commencing or continuing any action, in any manner, in any place, that does not comply with or is inconsistent with the provisions of this Plan or the Bankruptcy Code. Nothing in this Section 12.03 or elsewhere in this Plan is to be construed or is to have the effect of extinguishing, prohibiting, or otherwise limiting, the right of any holder of a Claim to assert a right to setoff or recoupment arising in connection with that Claim as part of the resolution and treatment of that Claim under this Plan. Nothing in this Section 12.03 or elsewhere in this Plan is to be construed or is to have the effect of extinguishing, prohibiting, or otherwise limiting, the right of either Estate or the Consolidated Estate (through Reorganized TFS as its representative or otherwise) or Reorganized TFS to assert and prevail on any Preserved Litigation Claim, including without limitation any action against any director or officer of either Debtor to the extent of available insurance or TFS's Official Committee of Equityholders' action against Jack Saltich initially brought in the Chapter 11 Cases.

12.04. EXCULPATION. None of the Debtors or any of their respective officers, directors, shareholders, or employees have or will incur any liability to any holder of a Claim or Equity Interest, or any other party in interest, or any of their respective members or former members, agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their predecessors, successors, or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the negotiation and pursuit of confirmation of this Plan, the consummation of this Plan, or the administration of this Plan, excluding: (a) all the foregoing entities' acts or omissions constituting gross negligence, bad faith, or willful misconduct, as finally determined by a court of competent jurisdiction; and (b) the obligations of the Debtors and Reorganized TFS under this Plan. All the foregoing entities are entitled to rely reasonably on the advice of counsel with respect to their duties and responsibilities under this Plan or in the context of the Chapter 11 Cases.

12.05. RELEASE. As of the Effective Date, except as set forth in this Plan, each holder of a Claim, whether Allowed or Disallowed at any time, irrevocably releases and forever discharges each of the Debtors and Reorganized TFS, and its successors, assigns, agents, shareholders, directors, officers, employees, attorneys, consultants, advisors, and Affiliates, from all claims, debts, liabilities, demands, offsets, obligations, costs, expenses, actions, and causes of action of every nature and description, known and unknown, relating to, directly or indirectly, the Chapter 11 Cases, the Debtors, or Reorganized TFS that the holder now has or at any time may hold, by reason of any matter, cause, or thing occurred, done, omitted, or suffered to be done before the Effective Date, except claims for amounts due under this Plan. Nothing in this Section
12.05 or elsewhere in this Plan is to be construed or is to have the effect of extinguishing, prohibiting, or otherwise limiting, the right of either Estate or the Consolidated Estate (through Reorganized TFS as its representative or otherwise) or Reorganized TFS to assert and prevail on any Preserved Litigation Claim, including without limitation any action against any director or officer of either Debtor to the extent of available insurance or TFS's Official Committee of Equityholders' action against Jack Saltich initially brought in the Chapter 11 Cases.

12.06. PRESERVED LITIGATION CLAIMS AND DISPUTED CLAIMS RESOLUTION. Notwithstanding anything to the contrary in this Plan, any non-Debtor party to a Preserved Litigation Claim or a Disputed Claim that has obtained or obtains relief from the automatic stay or from the injunction provisions contained in
Section 12.03 of this Plan to pursue resolution of their Claim in a forum other than the Bankruptcy Court will not be deemed to have violated any provision of this Plan by seeking a resolution as to Allowance, Disallowance, or amount of such Claim in such other forum, but the classification and distributions on account of any such Claim, once liquidated and Allowed or Disallowed, remain solely and exclusively subject to the Bankruptcy Court's continuing jurisdiction under Article 13 of this Plan and the terms and conditions of this Plan.

12.07. PRESERVATION OF INSURANCE. The discharge and release from Claims as provided in this Plan, except as necessary to be consistent with this Plan, do not diminish or impair the enforceability of any insurance policy that may cover Claims against a Debtor or any other Person.

                                   ARTICLE 13.
                            RETENTION OF JURISDICTION

13.01. JURISDICTION. Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court will retain as much jurisdiction over the Chapter 11 Cases after the Effective Date as legally permissible including jurisdiction to:

      A. Allow, disallow, determine, liquidate, classify, estimate, or establish the amount, priority, or secured or unsecured status of any Claim, and resolve any request for payment of any Administrative Claim and any objection to the Allowance or priority of any Claim;

      B. Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized under the Bankruptcy Code or this Plan;

      C. Resolve any matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which a Debtor is a party and to hear, determine and, if necessary, liquidate any Claims arising from, or Cure related to, assumption or rejection;

      D. Ensure that distributions required under this Plan are accomplished in accordance with this Plan;

      E. Decide or resolve any motions, adversary proceedings, contested matters, and any other matters and grant or deny any applications or motions involving a Debtor that may be pending on the Effective Date;

      F. Enter any necessary or appropriate orders to implement or consummate this Plan's provisions and all contracts, instruments, releases, and other agreements or documents created in connection with this Plan or the Disclosure Statement;

      G. Resolve any cases, controversies, suits, or disputes that may arise in connection with the consummation, interpretation, or enforcement of this Plan, or any Person's obligations incurred in connection with this Plan;

      H. Hear and determine any motion or application to modify this Plan before or after the Effective Date under Bankruptcy Code Section 1127 or modify the Disclosure Statement or any contract, instrument, release, or other agreement or document issued, entered into, filed, or delivered in connection with this Plan or the Disclosure Statement; or hear or determine any motion or application to remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, this Plan, the Disclosure Statement, or any contract, instrument, release, or other agreement or document issued, entered into, filed or delivered in connection with this Plan or the Disclosure Statement, in such manner as may be necessary or appropriate to consummate this Plan, to the extent authorized by the Bankruptcy Code;

      I. Issue injunctions, enter and implement other orders, or take any other necessary or appropriate actions to restrain any entity's interference with consummation or enforcement of this Plan;

      J. Enter and implement any necessary or appropriate orders if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

      K. Determine any other matters that may arise in connection with or related to this Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document issued, entered into, filed, or delivered in connection with this Plan, the Disclosure Statement or the Confirmation Order;

      L. Issue a final decree and enter an order closing the Chapter 11 Cases;
and

      M. Adjudicate the Disputed Claims, the Avoidance Actions, and the Preserved Litigation Claims and any other cause of action or claims of a Debtor.

                                   ARTICLE 14.
                        AMENDMENT AND WITHDRAWAL OF PLAN

14.01. AMENDMENT OF PLAN. At any time before the Confirmation Date, the Debtors may alter, amend, or modify this Plan under Bankruptcy Code Section 1127(a) as long as doing so does not materially and adversely affect the treatment and rights of the holders of Claims and Equity Interests under this Plan. After the Confirmation Date but before substantial consummation of this Plan as defined in Bankruptcy Code Section 1101(2), the Debtors or Reorganized TFS may, under Bankruptcy Code Section 1127(b), institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in this Plan, the Disclosure Statement, the Plan Documents, or the Confirmation Order, and any matters necessary to carry out the purposes and effects of this Plan as long as such proceedings do not materially and adversely affect the treatment of holders of Claims or Equity Interests under this Plan. The Debtors must serve prior notice of such proceedings in accordance with the Bankruptcy Rules or applicable order of the Bankruptcy Court.

14.02. REVOCATION OR WITHDRAWAL OF PLAN. The Debtors reserve the right to revoke or withdraw this Plan at any time before the Confirmation Date. If withdrawn or revoked, this Plan will be deemed void and nothing contained in this Plan may be deemed a waiver of any Claims by or against a Debtor or any other Person in any further proceedings involving a Debtor or an admission of any sort, and this Plan and any transaction contemplated by this Plan may not be admitted into evidence in any proceeding.

                                   ARTICLE 15.
                                  MISCELLANEOUS

15.01. EFFECTING DOCUMENTS; FURTHER TRANSACTIONS; TIMING. The Debtors, Reorganized TFS, and all other parties to the Plan Documents are authorized and directed as of the Effective Date, and without further order of the Bankruptcy Court, to execute, deliver, file, or record all Plan Documents and other contracts, instruments, releases, and other agreements or documents, and to take all actions necessary or appropriate to effect and further evidence the terms of this Plan. All transactions required to occur on the Effective Date under the terms of this Plan are deemed to have occurred simultaneously.

15.02. EXEMPTION FROM TRANSFER TAXES. In accordance with Bankruptcy Code Section 1146(c): (a) the issuance, distribution, transfer, and exchange of assets or property of the Consolidated Estate; (b) the execution, assignment, modification, or recording of any lease or sublease; and (c) the execution, delivery, or recording of a deed or other instrument of transfer under, in furtherance of, or in connection with, this Plan, the Confirmation Order, or any transaction contemplated above, or any transactions arising out of, contemplated by, or in any way related to, the foregoing are not subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, or real estate transfer tax, or other similar tax or governmental assessment and the appropriate state or local government officials or agents are directed to forego the collection of any such tax or assessment and to accept for filing or recordation any of the foregoing instruments or other documents without the payment of any such tax or assessment.

15.03. BINDING EFFECT. This Plan is binding on, and inures to the benefit of, the Debtors and the holders of all Claims and Equity Interests, including the holders of Equity Related Claims, and their respective successors and assigns.

15.04. GOVERNING LAW. Except to the extent that the Bankruptcy Code or other federal law is applicable or as provided in any document entered into in connection with this Plan, the rights, duties and obligations of the Debtors and any other Person arising under this Plan are governed by, and construed and enforced in accordance with, the internal laws of the State of Arizona, without giving effect to Arizona's choice of law provisions.

15.05. MODIFICATION OF TREATMENT OF CLAIMS. Reorganized TFS reserves the right to modify the treatment of any Allowed Claim in any manner adverse only to the holder of that Claim at any time after the Effective Date on that holder's prior written consent.

15.06. SETOFFS AND RECOUPMENT. The Debtors and Reorganized TFS may, but are not required to, set off or recoup against any Claim or Equity Interest and the payments or other distributions to be made under this Plan in respect of such Claim, Claims of any nature that arose before the Petition Date that either Debtor may have against the holder of such Claim or Equity Interest to the extent such Claims may be set off or recouped under applicable law, but neither the failure to do so nor the fact of any Claim or Equity Interest under this Plan becoming Allowed constitutes a waiver or release by either Debtor or Reorganized TFS of any such claim that it may have against such holder.

15.07. NOTICES. Any notice required or permitted to be provided under this Plan must be in writing and served by one of the following: (a) certified mail, return receipt requested, postage prepaid; (b) hand delivery; (c) reputable overnight courier service, freight prepaid; (d) e-mail; or (e) fax; addressed as follows:

           To the Debtors or    Three-Five Systems, Inc.
           Reorganized TFS:     7702 E. Doubletree Ranch Road
                                Suite 300
                                Scottsdale, AZ 85258
                                Attn:    Carl Young
                                Fax:     480.607.2626
                                E-mail:  cyoung@bridgellc.com

                    Copy to: Squire, Sanders & Dempsey, L.L.P. 40 North Central Avenue, Suite 2700 Phoenix, Arizona 85004
                                Attn:    Thomas J. Salerno, Esq.
                                         Jordan A. Kroop, Esq.
                                Fax:     602.253.8129
                                E-mail:  tsalerno@ssd.com
                                         jkroop@ssd.com

15.08. DELIVERY OF NOTICES. If personally delivered, notice is deemed delivered on actual receipt; if faxed or e-mailed in accordance with this Plan, notice is deemed delivered noon of the first Business Day following transmission; if sent by overnight courier in accordance with this Plan, notice is deemed delivered noon of the first Business Day following deposit with such courier; and if sent by U.S. mail in accordance with this Plan, notice is deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service; or, if the addressee fails or refuses to accept delivery, as of the date of that failure or refusal. Any party to this Plan may change its address for the purposes of this Plan by giving notice of the change.

15.09. TERMINATION OF STATUTORY COMMITTEES. All statutory committees appointed in the Chapter 11 Cases terminate on the Effective Date and have no further authority, duties, objections and responsibilities in respect of the Chapter 11 Cases after the Effective Date, except with respect to preparation, review and filing of, and objections to, applications for compensation and reimbursement of expenses.

15.10. SEVERABILITY. If the Bankruptcy Court finds this Plan or any provision of this Plan to be invalid, illegal or unenforceable, or if the Bankruptcy Court cannot confirm this Plan under Bankruptcy Code Section 1129, the Bankruptcy Court, at the Debtors' request, may retain the power to alter and interpret this Plan or any such provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the provision held to be invalid or unenforceable, and such provision will then become applicable as altered or interpreted. The Confirmation Order constitutes a judicial determination and provides that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable.

15.11. PLAN DOCUMENTS. Notwithstanding anything to the contrary contained in this Plan, including any reference in this Plan to documents in the forms annexed to this Plan as exhibits, the Debtors may revise any Plan Document (a) by filing such revised Plan Document with the Bankruptcy Court more than ten days before the deadline for voting on this Plan, or (b) with the written consent of all parties in interest that are entitled to vote on this Plan and are materially and adversely affected by such revision.

15.12. INCONSISTENCY. If any inconsistency between this Plan and the Disclosure Statement exists, the provisions of this Plan govern. If any inconsistency between this Plan and any Plan Document exists, the provisions of the Plan Document govern.

15.13. SUBORDINATION. The distributions under this Plan take into account the relative priority of each Claim in connection with any contractual subordination provisions relating to such Claim. Accordingly, distributions under this Plan are not and may not be subject to levy, garnishment, attachment, or other legal process by any holder of a Claim or Equity Interest purporting to be entitled to the benefits of such contractual subordination, and all such holders are deemed to have waived all contractual subordination rights they otherwise may have had.

15.14. WITHHOLDING AND REPORTING REQUIREMENTS. In connection with this Plan and all instruments issued in connection with this Plan, the Debtors or Reorganized TFS, as the case may be, must comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions under this Plan remain subject to any such withholding and reporting requirements. The Debtors and Reorganized TFS, as the case may be, may take all actions necessary to comply with such withholding and reporting requirements. Notwithstanding any other provision of this Plan, each holder of an Allowed Claim or Allowed Equity Interest that has received a distribution under this Plan has sole and exclusive responsibility for the satisfaction or payment of any tax obligation imposed by any governmental unit, including income, withholding, and other tax obligation on account of such distribution.

15.15. POST-EFFECTIVE DATE FEES; FINAL DECREE. Reorganized TFS will be responsible for paying any post-Effective Date fees under 28 U.S.C. Section 1930(a)(6) and filing post-confirmation reports until the Bankruptcy Court enters a final decree, which will be as soon as practicable after distributions under this Plan have commenced. Notice of application for a final decree need be given only to those holders of Claims and Equity Interests and other parties that, after the Effective Date, specifically request such notice.

15.16. DE MINIMIS DISTRIBUTIONS. No distributions of less than $10 will be made on account of any Claim or Equity Interest. If the holder of an Allowed Claim or Allowed Equity Interest does not receive a distribution owing to the provisions of this Section 15.16 on the Effective Date or any subsequent date, the Allowed Claim or Allowed Equity Interest remains eligible for distributions on the first date set for distributions when such distribution exceeds $10.

15.17. METHOD OF PAYMENT; PAYMENTS, FILINGS, AND NOTICES ONLY ON BUSINESS DAYS. Payments of Cash under this Plan must be made by check drawn on a domestic bank or by wire transfer from a domestic bank. Whenever any payment, distribution, filing, delivery, or notice to be made under this Plan is due on a day other than a Business Day, such payment, distribution, filing, delivery, or notice may instead be made, without interest or penalty, on the immediately following Business Day.

Dated: March 15, 2006


                                THREE-FIVE SYSTEMS, INC., Debtor and
                                Debtor-In-Possession

                                By:  /s/ Carl Young
                                    --------------------------------------------
                                    Carl Young
                                    Chief Restructuring Officer

                                TFS-DI, INC., Debtor and Debtor-In-Possession

                                By: /s/ Three-Five Systems, Inc.
                                    --------------------------------------------
                                    Three-Five Systems, Inc.
                                    Sole Shareholder

                                    By: /s/ Carl Young
                                    --------------------------------------------
                                    Carl Young
                                    Chief Restructuring Officer


SQUIRE, SANDERS & DEMPSEY L.L.P.

By: /s/ Jordan A. Kroop
    ----------------------------
    Thomas J. Salerno
    Jordan A. Kroop
Two Renaissance Square, Suite 2700
40 North Central Avenue
Phoenix, Arizona 85004

Counsel for Debtors

                                    Exhibit A

                             Reorganized Certificate

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            THREE FIVE SYSTEMS, INC.

      1. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 13, 1990, under the name T F Consolidation, Inc.; a Restated Certificate of Incorporation for T F Consolidation, Inc. was filed with the Secretary of State of the State of Delaware on March 21, 1990. On April 30, 1990, the Corporation filed a Certificate of Merger of Electronic Research Associates, Inc. and Three-Five Systems, Inc. into T F Consolidation, Inc., which resulted in the Restated Certificate of Incorporation being amended to change the name of the Corporation to Three-Five Systems, Inc. On April 26, 1994, a Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware. An Amendment to the Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 27, 2000.

      2. This Restated Certificate of Incorporation has been approved by order of the United States Bankruptcy Court for the District of Arizona confirming the Amended Joint Plan of Reorganization in the Corporation's Chapter 11 bankruptcy case. The text of all Restated Certificates of Incorporation and any amendments thereto, prior to this Restated Certificate of Incorporation, are hereby amended and restated to read as follows:

      FIRST: The name of the corporation is THREE-FIVE SYSTEMS, INC., (the "CORPORATION").

      SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is Corporation Trust Company.

      THIRD: The nature of the business or purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may be amended from time to time ("DELAWARE LAW").

      FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Sixty-One Million (61,000,000) consisting of Sixty Million (60,000,000) shares of Common Stock, par value $0.01 per share (the "COMMON STOCK"), and One Million shares of Serial Preferred Stock, par value $0.01 per share (the "SERIAL PREFERRED STOCK").

      The Board of Directors is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of the Serial Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by the Delaware Law.

      FIFTH: Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Serial Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Serial Preferred Stock) or pursuant to Delaware Law.

      SIXTH: (a) The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three
(3) nor more than fifteen (15) directors, the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the entire Board of Directors.

            (b) Any director may be removed from office only by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the combined voting power of the then outstanding shares of all classes and series of stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class. For the purposes of this Article SIXTH(b), each share of the Voting Stock shall have the number of votes granted to it in accordance with Article FIFTH of this Restated Certificate of Incorporation.

            (c) Nothwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, and in addition to any other vote required by law, the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the combined voting power of the Voting Stock, voting together as a single class, shall be required to alter, amend, repeal, or adopt any provision inconsistent with, Article SIXTH(b).

      SEVENTH: The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation. The stockholders may adopt, amend or repeal the bylaws only with the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of of the combined voting power of the Voting Stock, voting together as a single class.

      EIGHTH: Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

      NINTH: Special meetings of stockholders may be called by the Board of Directors, the Chairman of the Board, the President or the Secretary and, at the request in writing of holders of record of a majority of the outstanding capital stock of the Corporation entitled to vote, shall be called by the Secretary.

      TENTH: The Corporation expressly elects not to be governed by Section 203 of Delaware Law.

      ELEVENTH: (1) A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law.

      (2)(a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law. The right to indemnification conferred in this Article ELEVENTH shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law. The right to indemnification conferred in this Article ELEVENTH shall be a contract right.

      (b) The Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

      (3) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under Delaware Law.

      (4) The rights and authority conferred in this Article ELEVENTH shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

      (5) Neither the amendment nor repeal of this Article ELEVENTH, nor the adoption of any provision of this Certificate of Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of this Article ELEVENTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

      THIRTEENTH: The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by Delaware Law and, with the sole exception of those rights and powers conferred under the above Article ELEVENTH, all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation this _____ day of March, 2006.

                                    --------------------------------------------
                                    Carl Young
                                    Chief Restructuring Officer

                                    Exhibit B

                              Reorganized By-Laws

                          AMENDED AND RESTATED BYLAWS

                                       OF

                            THREE-FIVE SYSTEMS, INC.,
                             A DELAWARE CORPORATION

                             DATED           , 2006
                                   ----------

                                    * * * * *

                                    ARTICLE 1
                                     OFFICES

      Section 1.01. Registered Office. The registered office of THREE-FIVE SYSTEMS, INC. (the "CORPORATION") shall be 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware. The name of the Corporation's registered agent is The Corporation Trust Company.

      Section 1.02. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors (the "BOARD") may from time to time determine or the business of the Corporation may require.

      Section 1.03. Books. The books of the Corporation may be kept within or without the State of Delaware as the Board may from time to time determine or the business of the Corporation may require.

                                    ARTICLE 2
                            MEETINGS OF STOCKHOLDERS

      Section 2.01. Time and Place of Meetings. All meetings of stockholders shall be held at such place, either within or without the State of Delaware, on such date at such time as may be determined from time to time by the Board or, in the absence of a designation by the Board, by the Chairman of the Board (the "CHAIRMAN").

      Section 2.02. Annual Meetings. Unless directors are elected by written consent in lieu of an annual meeting as permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended ("DELAWARE LAW"), an annual meeting of stockholders, commencing with the year 2006, shall be held for the election of directors and to transact such other business as may properly be brought before the meeting. Stockholders may, unless the Certificate of Incorporation otherwise provides, act by written consent to elect directors; provided, however, that, if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.

      Section 2.03. Special Meetings. Special meetings of stockholders may be called by the Board, the Chairman, the President or the Secretary and, at the request in writing of holders of record of a majority of the outstanding capital stock of the Corporation entitled to vote, shall be called by the Secretary. Such request shall state the purpose or purposes of the proposed meeting. The Secretary shall set the place, date and time of the special meeting and shall deliver notice of the special meeting in accordance with Section 2.04 hereof. If the Secretary fails to set the place, date and time of the special meeting or deliver the notice, the person calling the meeting may do so.

      Section 2.04. Notice of Meetings and Adjourned Meetings; Waivers of Notice. (a) Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, the purpose or purposes for which the meeting is called. Unless otherwise provided by Delaware Law, such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting. Unless these Amended and Restated Bylaws otherwise require, when a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time, place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      (b) A written waiver of any such notice signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

      Section 2.05. Quorum. Unless otherwise provided under the Certificate of Incorporation or these Amended and Restated Bylaws and subject to Delaware Law, the presence, in person or by proxy, of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

      Section 2.06. Voting. (a) Unless otherwise provided in the Certificate of Incorporation and subject to Delaware Law, each stockholder shall be entitled to one vote for each outstanding share of capital stock of the Corporation held by such stockholder. Any share of capital stock of the Corporation held by the Corporation shall have no voting rights. Unless otherwise provided in Delaware Law, the Certificate of Incorporation or these Amended and Restated Bylaws, the affirmative vote of a majority of the shares of capital stock of the Corporation present, in person or by written proxy, at a meeting of stockholders and entitled to vote on the subject matter shall be the act of the stockholders.

      (b) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for him by written proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

      (c) The vote on any matter, including the election of directors, need not be by written ballot.

      Section 2.07. Action by Consent. (a) Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation.

      (b) Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this section and Delaware Law to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

      Section 2.08. Organization. At each meeting of stockholders, the Chairman, if one shall have been elected, or in the Chairman's absence or if one shall not have been elected, the director designated by the vote of the majority of the directors present at such meeting, shall act as chairman of the meeting. The Secretary (or in the Secretary's absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

      Section 2.09. Chairman of Meeting; Order of Business. The Board may appoint any stockholder, director or officer of the Corporation to act as a chairman of any meeting. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting. The Secretary shall act as the secretary of all meetings, but, in the absence of the Secretary, the Chairman may appoint any other person to act as secretary of the meeting.

      Section 2.10. Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in these Amended and Restated Bylaws shall be eligible to serve as directors. Nominations of persons for election to the Board of the Corporation at a meeting of stockholders may be made (a) by or at the direction of the Board or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this
Section 2.10, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section
2.10. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this bylaw. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Amended and Restated Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.10, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.10.

      Section 2.11. Notice of Business. At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting
(a) by or at the direction of the Board or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 2.11, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.11. For business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting
(a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. Notwithstanding anything in these Amended and Restated Bylaws to the contrary, no business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in this Section 2.11. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of these Amended and Restated Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing, provisions of this Section 2.11, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder with respect to the matters set forth in this
Section 2.11.

      Section 2.12. Voting List; Right to Examine. The Secretary shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order with the address of and the number of voting shares registered in the name of each. The list shall be open for 10 days to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held, and shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

      Section 2.13. Inspectors of Election. (a) Before any meeting of stockholders, the Board may appoint inspectors of election, who need not be stockholders, to act at that meeting or any adjournment thereof. If inspectors of election are not so appointed, the chairman of the meeting shall appoint inspectors of election upon the demand of any stockholder or his or her proxy present at the meeting and before voting begins. The number of inspectors of election shall be either one, or, upon demand of a stockholder, three, as to be determined in the case of inspectors of election appointed by a vote of the majority of the shares of the voting common stock of the

Corporation present and entitled to vote at the meeting, whether in person or by proxy. If there are three inspectors of election, the decision, act or certification of a majority of those inspectors shall be effective in all respects as the decision, act or certification of all.

      (b) No person who is a candidate for an office to which the election relates may act as an inspector of election.

      (c) In case any person appointed as an inspector of election fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board before the meeting is convened, or by the chairman of the meeting during a meeting.

      (d) If inspectors of election are appointed pursuant to this Section 2.13, they shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, and the validity and effect of proxies. The inspectors of election shall also receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do those other acts as may be proper to conduct and tally the vote or election with fairness to all stockholders.

      (e) On request of the chairman of the meeting or of any stockholder or his or her proxy, the inspectors of election shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate setting forth any fact found by them.

                                    ARTICLE 3
                                    DIRECTORS

      Section 3.01. General Powers. Except as otherwise provided in Delaware Law or the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

      Section 3.02. Number, Election and Term Of Office. The number of directors which shall constitute the whole Board shall be fixed from time to time by resolution of the Board but shall not be less than three or more than fifteen. The directors shall be elected at the annual meeting of the stockholders by written ballot, except as provided in Section 2.02 and Section 3.12 herein, and each director so elected shall hold office until such director's successor is elected and qualified or until such director's earlier death, resignation or removal. Directors need not be stockholders.

      Section 3.03. Quorum and Manner of Acting. Unless the Certificate of Incorporation or these Amended and Restated Bylaws require a greater number, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the directors present at meeting at which a quorum is present shall be the act of the Board. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board the directors present thereat shall adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      Section 3.04. Time and Place of Meetings. The Board shall hold its meetings at such place, either within or without the State of Delaware, and at such time as may be determined from time to time by the Board or, in the absence of a determination by the Board, by the Chairman.

      Section 3.05. Annual Meeting. The Board shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board may be held at such place either within or without the State of Delaware, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 3.07 herein or in a waiver of notice thereof signed by any director who chooses to waive the requirement of notice.

      Section 3.06. Regular Meetings. After the place and time of regular meetings of the Board shall have been determined and notice thereof shall have been once given to each member of the Board, regular meetings may be held without further notice being given.

      Section 3.07. Special Meetings. Special meetings of the Board may be called by the Chairman or the President and shall be called by the Chairman, President or Secretary on the written request of three directors. Notice of special meetings of the Board shall be given to each director at least three days before the date of the meeting in such manner as is determined by the Board.

      Section 3.08. Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matter: 1) approving or adopting, or recommending to the stockholders, any action or matter expressly required by Delaware Law to be submitted to the stockholders for approval or 2) adopting, amending or repealing any bylaw of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

      Section 3.09. Action by Consent. Unless otherwise restricted by the Certificate of Incorporation or these Amended and Restated Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions, are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

      Section 3.10. Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Amended and Restated Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

      Section 3.11. Resignation. Any director may resign at any time by giving notice in writing or by electronic transmission to the Board or to the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      Section 3.12. Vacancies. Unless otherwise provided in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Each director so chosen shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal. If there are no directors in office, then an election of directors may be held in accordance with Delaware Law. Unless otherwise provided in the Certificate of Incorporation, when one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of other vacancies.

      Section 3.13. Removal. Any director or the entire Board may be removed, with or without cause, at any time by the affirmative vote of the holders of a majority of the outstanding capital stock of the Corporation then entitled to vote at any election of directors and the vacancies thus created may be filled in accordance with Section 3.12 herein.

      Section 3.14. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Amended and Restated Bylaws, the Board shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

                                    ARTICLE 4
                              CERTIFICATE OF STOCK

      Section 4.01. Issuance. The interest of each stockholder in the Corporation shall be evidenced by certificates for shares of stock. The share certificates of the Corporation shall be numbered and registered in the share ledger and transfer books of the Corporation as they are issued. They shall be signed by the President or Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may bear the corporate seal, which may be a facsimile, engraved or imprinted; but where the certificate is signed by a transfer agent or registrar, the signature of any corporate officer upon the certificate may be a facsimile, engraved or imprinted. In case any officer who has signed or whose facsimile signature has been placed upon any share certificate shall have ceased to be an officer because of death, resignation or otherwise before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be an officer because of death, resignation or otherwise as of the date of its issue.

      Section 4.02. Subscription for Shares. Unless the subscription agreement provides otherwise, subscriptions for shares, regardless of the time when they are made, shall be paid at that time as shall be specified by the Board. All calls for payments on subscriptions shall carry the same terms with regard to all shares of the same class.

      Section 4.03. Share Certificates. Certificates for shares of the Corporation shall be in the form provided by statute and approved by the Board. The share record books and the blank share certificate books shall be kept by the Secretary or by any agency designated by the Board for that purpose. Every certificate exchanged or returned to the Corporation shall be marked "Cancelled," with the date of cancellation noted thereon.

      Section 4.04. Transfers. Transfers of shares of the capital stock of the Corporation shall be made on the books of the Corporation by the registered owner thereof, or by his or her duly authorized attorney, with a transfer clerk or transfer agent appointed by the Board, and upon surrender of the certificate or certificates for the shares properly endorsed and with all taxes thereon paid.

      Section 4.05. Record Holder of Shares. The Corporation shall be entitled to treat the person in whose name any share or shares of the Corporation stand on the books of the Corporation as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, the share or shares on the part of any other person. However, if any transfer of shares is made only for the purpose of furnishing collateral security, and that fact is made known to the Secretary, or to the Corporation's transfer clerk or transfer agent, an entry of the transfer shall record that fact.

      SECTION 4.06. Lost, Destroyed, Mutilated or Stolen Certificates. The holder of any shares of the Corporation shall immediately notify the Corporation of any loss, destruction, mutilation or theft of the certificate therefore, and the Board may, in its discretion, caused a new certificate or certificates to be issued to him, in case of mutilation of the certificate, upon the surrender of the mutilated certificate, or, in case of loss, destruction upon the surrender of the mutilated certificate, or, in case of loss, destruction or theft of the certificate, upon satisfactory proof of the loss, destruction or theft, and, if the Board shall so determine, the submission of a properly executed lost security affidavit and indemnity agreement, or the deposit of a bond in the form and in the sum, and with the surety or sureties, as the Board directs.

      SECTION 4.07. Transfer Agents and Registrar. The Board may appoint one or more transfer agents or transfer clerks and one or more registrars, and may require all certificates for shares to bear the signature or signatures of any of them.

                                    ARTICLE 5
                                    OFFICERS

      Section 5.01. Principal Officers. The principal officers of the Corporation shall be a President and a Secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose. The Corporation may also have such other principal officers, including a Treasure and one or more Vice Presidents and Controllers, as the Board may in its discretion appoint. One person may hold the offices and perform the duties of any two or more of said offices, except that no one person shall hold the offices and perform the duties of President and Secretary.

      Section 5.02. Election, Term of Office and Remuneration. The principal officers of the Corporation shall hold office at the pleasure of the Board and shall be elected annually by the Board at the annual meeting thereof. Each such officer shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal. The remuneration of all officers of the Corporation shall be fixed by the Board. Any vacancy in any office shall be filled in such manner as the Board shall determine.

      Section 5.03. Subordinate Officers. In addition to the principal officers enumerated in Section 5.01 herein, the Corporation may have one or more Assistant Treasurers, Assistant Secretaries and Assistant Controllers and such other subordinate officers, agents and employees as the Board may deem necessary, each of whom shall hold office for such period as the Board may from time to time determine. The Board may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

      Section 5.04. Removal. Except as otherwise permitted with respect to subordinate officers, any officer may be removed, with or without cause, at any time, by resolution adopted by the Board.

      Section 5.05. Resignations. Any officer may resign at any time by giving written notice to the Board (or to a principal officer if the Board has delegated to such principal officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      Section 5.06. Powers and Duties. The officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board.

                                    ARTICLE 6
                            RIGHT TO INDEMNIFICATION

      Section 6.01. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans (an "INDEMNITEE"), against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such indemnitee. The Corporation shall not be obligated to indemnify an indemnitee (a) with respect to a proceeding (or part thereof) initiated or brought voluntarily by such indemnitee and not by way of defense; (b) for any amounts paid in settlement of an action indemnified against by the Corporation without the proper written consent of the Corporation; or (c) in connection with any event in which the indemnitee did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation.

      Section 6.02. Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys' fees) incurred by an indemnitee in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise.

      Section 6.03. Claims. If a claim for indemnification or payment of expenses under this Article is not paid in full within sixty days after a written claim therefore by the indemnitee has been received by the Corporation, the indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the indemnitee was not entitled to the requested indemnification or payment of expenses under applicable law.

      Section 6.04. Nonexclusivity of Rights. The rights conferred on any person by this Article VI shall not be exclusive or any other rights that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Amended and Restated Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

      Section 6.05. Other Indemnification. The Corporation's obligation, if any, to indemnify and advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification or advancement from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise. This provision is intended to provide indemnitees the maximum protection allowed under Delaware Law.

      Section 6.06. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                                    ARTICLE 7
                               GENERAL PROVISIONS

      Section 7.01. Fixing the Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the Board may fix a new record date for the adjourned meeting.

      (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by Delaware Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by Delaware Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

      (c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

      Section 7.02. Dividends. Subject to limitations contained in Delaware Law and the Certificate of Incorporation, the Board may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation.

      Section 7.03. Year. The fiscal year of the Corporation shall commence on January 1 and end on December 31 of each year.

      Section 7.04. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

      Section 7.05. Voting of Stock Owned by the Corporation. The Board may authorize any person, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.

      Section 7.06. Severability. If any provision of these Amended and Restated Bylaws shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions of these Amended and Restated Bylaws shall not in any way be affected or impaired thereby and to the fullest extent possible, the provisions of these Amended and Restated Bylaws shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

      Section 7.07. Amendments. These Amended and Restated Bylaws or any of them, may be altered, amended or repealed, or new bylaws may be made (1) by the stockholders by affirmative vote of the holders of at least 66-2/3 percent of the then outstanding shares of stock entitled to vote thereon, or (2) by the Board.

                                    Exhibit C

                Avoidance Actions and Preserved Litigation Claims

                AVOIDANCE ACTIONS AND PRESERVED LITIGATION CLAIMS


Avoidance Actions

The Debtors have not identified any specific Avoidance Actions as of the date of this Plan, but expressly preserve, for the benefit of Reorganized TFS, all causes of action arising under one or more of Bankruptcy Code Sections 510, 542, 543, 544, 545, 547, 548, 549, 550, and 553 against any Person not a Debtor.

Preserved Litigation Claims

1. Counterclaim and associated claims against Data International, Inc.
2. Three-Five Systems, Inc. v. Vitelcom Mobile Technology, S.A., pending litigation in Court of First Instance No. 15, Malaga, Spain
3. Claim against Lakeview Realty Corporation for return of $30,000 security deposit held in connection with lease for 257 Simarano Drive, Marlboro, MA
4. Claim against TFS Electronic Manufacturing Services, Inc. for repayment of unsecured loans in the principal amount of $13,069,356.02
5. All accounts receivable identified on Schedule B, Item 15 on the TFS Schedules of Assets and Liabilities filed in the Chapter 11 Case on October 7, 2005, as amended
6. Claim against Papago Paragon Properties LLC for repayment of Promissory
   Note in principal amount of $2 million
7. Claim against Light Stat for repayment of Promissory Note in the amount of $143,430
8. Any present or possible cause of action or claim owned by either or both Debtors against any director or officer of either Debtor to the extent of available insurance
9. Any cause of action or claim related to the TFS Official Committee of Equityholders' action against Jack Saltich

                                    Exhibit D

          Assumed and Rejected Executory Contracts and Unexpired Leases

                                    EXHIBIT D
                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

CONTRACT / LEASE                                                      TREATMENT
Ascome Hasler Leasing -- Lease of Mailing Machine                     Reject

Carolina Casualty Insurance -- Employment Practices Insurance --
Policy #46523491 (Expires May 1, 2006)                                Not Executory

Contact Behavioral Health -- Health Benefit policy                    Not Executory

Delta Dental -- Dental Benefit policy                                 Not Executory

Executive Liability Underwriters -- Directors' and Officers'
Insurance Policy ELU087305-04 (Expires 10/26/06)                      Not Executory

Fidelity Institutional Operations -- 401(k) Management Services       Assume

                                                                      Not Executory as
First Colony Life Insurance Company -- Executive Life Insurance for   of Confirmation
Jack Saltich                                                          Date

Hopkins Parker & Company, PLC -- COBRA Processing Services            Reject

Hyatt Legal Plans, Inc. -- Employee Legal Benefits provider           Not Executory

St. Paul Travelers Casualty -- Domestic Commercial Package Insurance
Policy TE08900351/349 (Expires May 1, 2006)                           Not Executory

St. Paul Travelers Casualty -- Crime Insurance Policy 406CH3941       Not Executory
(Expires May 1, 2006)

St. Paul Travelers Casualty -- Fiduciary Liability Insurance Policy
TE08900351/349 (Expires May 1, 2006)                                  Not Executory

St. Paul Travelers Casualty -- Ocean Marine Insurance Policy
OC06100183 (Expires May 1, 2006)                                      Not Executory

St. Paul Travelers Casualty -- Worker's Compensation Insurance
Policy WVA9800499 (Expires June 12, 2006)                             Not Executory

Sungard Availability Services -- Disaster Relief Services             Rejected

Lease for Scottsdale facility (7702 East Doubletree Ranch Road,
Suites 309, 310, and 340, Scottsdale, AZ 85258) with HQ Global
(Expires June 30, 2006)                                               Assume

EEM Management, Inc. -- Environmental Monitoring contract             Assume

                                   APPENDIX 2

                      ORDER APPROVING DISCLOSURE STATEMENT

                                   [GRANTED]

                                  SO ORDERED,

                                                         [BANKRUPTCY COURT SEAL]

                              DATED: MARCH 24, 2006

                                                   /s/ Redfield T. Baum, Sr
                                              ----------------------------------
                                                    REDFIELD T. BAUM, SR
                                                   U.S. BANKRUPTCY JUDGE

                                        ----------------------------------------

                         UNITED STATES BANKRUPTCY COURT

                              DISTRICT OF ARIZONA

In re

                                     Chapter 11
THREE-FIVE SYSTEMS, INC.,
                                     Case No.      05-bk-17104-RTB
                Debtor.

In re

                                     Chapter 11
TFS-DI, INC.,
                                     Case No.      05-bk-18689-RTB
                Debtor.

                                     ORDER APPROVING DISCLOSURE STATEMENT AND
                                     PROCEDURES FOR CONFIRMATION OF AMENDED
                                     JOINT PLAN OF REORGANIZATION

      THIS MATTER is before the Court on the Motion For Order Approving Disclosure Statement And Procedures For Confirmation Of Joint Plan of Three-Five Systems, Inc. and TFS-DI, Inc., the debtors-in-possession in the above-captioned Chapter 11 cases (together, the "DEBTORS"), dated January 17, 2006 (the "MOTION"), and the Supplement to that Motion, filed March 15, 2006. After due consideration and cause appearing,

THE COURT FINDS AND CONCLUDES THAT:

      1. The Motion and relief requested in it constitute "core proceedings" in which this Court may enter final and dispositive orders under 28 U.S.C. Sections 1334 and 157(b)(2).

                                   [GRANTED]

      2. Venue of these Chapter 11 cases and these proceedings is proper in this District under 28 U.S.C. Sections 1408 and 1409.

      3. On January 6, 2006, the Debtors filed their Joint Plan of Reorganization (the "ORIGINAL PLAN") and the related Disclosure Statement In Support of Joint Plan of Reorganization (the "ORIGINAL DISCLOSURE STATEMENT").

      4. On February 16, 2006, the Court conducted a hearing to approve the Original Disclosure Statement and consider the relief requested in the Motion at which statements of counsel for the Debtors, the Official Equityholders Committee, and the Securities and Exchange Commission were heard regarding alleged deficiencies and other concerns regarding the Original Disclosure Statement.

      5. On March 21, 2006, the Court conducted a continued hearing, this time to consider the approval of the Disclosure Statement In Support of Amended Joint Plan of Reorganization, filed on March 15, 2006 (the "AMENDED DISCLOSURE STATEMENT"), pertaining to the Amended Joint Plan of Reorganization, also filed on March 15, 2006 (the "AMENDED PLAN").

      6. Notice of the Motion, the Supplement, and all related hearings was adequate under the circumstances, and no additional notice is required.

      7. The Amended Disclosure Statement contains ample information to warrant approval under Bankruptcy Code Section 1125, including complete discussions of:
(a) the features, terms, and provisions of the Amended Plan; (b) significant events preceding the Debtors' Chapter 11 cases; (c) the operation, cessation, and sale of the Debtors' businesses and assets before and during the course of the Chapter 11 cases; (d) the methodology of making distributions to holders of allowed claims and equity interests and the source of those distributions; (e) the disposition of all assets of the Debtors' estates for the benefit of creditors and equity holders; (f) the nature and extent of likely claims against the Debtors' estates; (g) risk factors affecting the Amended Plan; (h) an analysis setting forth the estimated return that creditors and equity holders will receive under the Amended Plan; and (i) certain federal tax consequences of the Amended Plan on the Debtors, creditors, and equity holders. Accordingly,

                                   [GRANTED]

the Disclosure Statement contains adequate information within the meaning of Bankruptcy Code Section 1125 and should be approved.

      8. No class of claims under the Amended Plan is "impaired" under Bankruptcy Code Section 1124. Accordingly, no solicitation votes to accept or reject the Amended Plan from any class of claims under the Amended Plan (i.e., Classes 1 through 4) is necessary under Bankruptcy Code Section 1126(f), and the Debtors are excused from any such solicitation.

      9. The procedures for notice of the hearing to consider confirmation of the Amended Plan (the "CONFIRMATION HEARING") proposed in the Motion are appropriate, consistent with the Bankruptcy Code and the Bankruptcy Rules, and are in the best interests of the Debtors' estates.

      10. The Ballots and procedures to be used for the solicitation and tabulation of votes on the Amended Plan from members of Class 5 under the Amended Plan are appropriate, consistent with the Bankruptcy Code and the Bankruptcy Rules, and are in the best interests of the Debtors' estates.

THE COURT ORDERS THAT:

      1. The Motion and the relief requested in the Supplement are GRANTED in their entirety. To the extent not otherwise resolved by this Order or withdrawn, any objections to the Original Disclosure Statement or the Amended Disclosure Statement, the Motion, and the Supplement are overruled.

      2. The Amended Disclosure Statement, as modified, if at all, in accordance with any revisions announced in Court, is approved as containing "adequate information" under Bankruptcy Code Section 1125.

      3. The Confirmation Hearing will be held on June 13, 2006 at 10:00 a.m. Arizona Time. The Confirmation Hearing may be continued from time to time by the Court or the Debtors without further notice other than adjournments announced in open Court.

      4. In accordance with Bankruptcy Rules 2002 and 3017(d), the Debtors must provide to all creditors and equity security holders a copy of the notice, substantially in the form attached to the Motion as Exhibit B (the "CONFIRMATION HEARING NOTICE"), setting forth: (a) the

                                   [GRANTED]

time fixed for filing objections to confirmation of the Amended Plan; and (b) the time, date, and place of the Confirmation Hearing.

      5. Under Bankruptcy Rule 3020(b)(1), any objections to confirmation of the Amended Plan must: (a) be in writing; (b) state the name and address of the objecting party and the nature and amount of the claim or interest of such party; (c) state with specificity the basis and nature of any objection or proposed modification to the Plan; and (d) be filed, together with proof of service, with the Court (via the ECF system) and served so that they are RECEIVED on or before 5:00 p.m. Arizona Time on June 6, 2006, by (i) the Court,
(ii) counsel for the Debtors, and (iii) the U.S. Trustee, all at the addresses set forth in the Confirmation Hearing Notice. Objections not timely filed and served in the manner set forth above will not be considered and will be overruled and expunged.

      6. The Debtors may, but are not required to, file replies to any objections to confirmation no later than 5:00 p.m. Arizona Time on the date that is two days before the Confirmation Hearing.

      7. The foregoing procedures regarding notice of the Confirmation Hearing will be deemed to comply with Bankruptcy Rules 2002 and 3017 and will be deemed adequate.

      8. The Ballots and procedures to be used to solicit votes on the Amended Plan from members of Class 5 under the Amended Plan are approved. No later than March 27, 2006, the Debtors must send to all record members of Class 5, in addition to other materials required to be sent to them under this Order, a copy of the Amended Disclosure Statement and the Amended Plan (with all exhibits and appendices), all Ballots to be used by members of Class 5, and a copy of this Order.

      9. CPT Group, Inc. is approved as the voting agent for purposes of votes on the Amended Plan.

      10. In order to be counted as votes to accept or reject the Plan, all Ballots must be properly executed, completed, and delivered to CPT Group, Inc. by one of the following methods: (a) first-class mail, in the return envelope provided with the Ballots; (b) overnight

                                   [GRANTED]

courier; (c) personal delivery; or (d) facsimile; so that CPT RECEIVES the Ballots by 5:00 p.m. Pacific time on MAY 26, 2006 (the "VOTING DEADLINE").

      11. Any Ballot that is properly completed, executed, and timely returned to CPT Group but does not indicate an acceptance or rejection of the Amended Plan will be deemed to be a vote to accept the Plan. Whenever a Class 5 member casts more than one Ballot before the Voting Deadline, the last Ballot received before the Voting Deadline will be deemed to reflect the voter's intent and thus to supersede any prior Ballots. Class 5 members must vote all their shares either to accept or reject the Amended Plan and may not split their vote. A Ballot that partially rejects and partially accepts the Amended Plan will not be counted.

      12. Only those holders of Equity Interests and Equity Related Claims on record with the Debtors' transfer agent as holders of shares as of the date of this Order are to be solicited and are entitled to vote on the Amended Plan.

Dated: March ____, 2006


                                    --------------------------------------
                                    CHIEF UNITED STATES BANKRUPTCY JUDGE

                                   APPENDIX 3

                             SELECTED FINANCIAL DATA

                          EFFECTIVE DATE BALANCE SHEET

DRAFT SUBJECT TO CHANGE

THREE FIVE SYSTEMS, INC.
APPENDIX 2 - Historical Unconsolidated Income Statement Data

                                                   12 MONTHS ENDING      12 MONTHS ENDING      10 MONTHS ENDING
                                                      12/31/2003            12/31/2004            10/31/2005
                                                      ----------            ----------            ----------

NET SALES                                          $ 79,404,428.48       $ 57,009,879.07       $  5,343,745.37

TOTAL COST OF SALES                                  84,253,100.50         57,378,946.52          8,078,267.50

GROSS MARGIN                                         (4,848,672.02)          (369,067.45)        (2,734,522.13)

Total Admin Expenses                                  9,380,634.03          9,148,963.88         11,086,990.88

Total Sales Expenses                                  3,967,867.02          7,078,943.54          1,895,568.57

TOTAL SG&A                                           13,348,501.05         16,227,907.42         12,982,559.45

TOTAL ENGINEERING AND R&D                            11,299,424.25          2,429,017.63            569,342.88

Impairment of Goodwill                                                     21,350,131.12         12,902,587.91
Impairment of Intellectual Property                                         1,850,187.95          3,067,935.58
(Gain)/Loss on Sale of Assets                           (72,954.79)          (325,262.16)        21,422,377.83
Amortization of Customer Lists/Distrib Rights         2,043,159.53          1,893,159.53            462,748.80

TOTAL OPERATING EXPENSES                             26,618,130.04         43,425,141.49         51,407,552.45

OPERATING INCOME                                    (31,466,802.06)       (43,794,208.94)       (54,142,074.58)

INTEREST & OTHER (INC)/EXP                           (4,776,791.09)         6,371,196.96          1,453,203.49

PROFIT BEFORE TAX                                   (26,690,010.97)       (37,423,011.98)       (52,688,871.09)

INCOME TAXES                                         14,179,345.73           (126,728.76)            14,272.53

NET INCOME                                         $(40,869,356.70)      $(37,296,283.22)      $(52,703,143.62)

                                                                 JANUARY 5, 2006

DRAFT SUBJECT TO CHANGE

THREE FIVE SYSTEMS, INC.
APPENDIX 3 - Effective Date ProForma Balance Sheet Data

                                                 PROJECTED
                                                 5/15/2006
                                                 ---------
ASSETS

CASH AND CASH EQUIVALENT                      $ 4,992,275.56

A/R Preserved Litigation Claims

   Proceeds from TFS-EMS Liquidation          $ 3,888,000.00*
   Vitelcom Litigation                        $ 1,000,000.00
   Tempe Note Receivable                      $   900,000.00*
   Lightstat Note Proceeds                    $    80,000.00*

D&O Deposit held in Trust                     $   350,000.00**

TOTAL ASSETS                                  $11,210,275.56

LIABILITIES & EQUITY

Pre Petition Claims                           $ 3,850,000.00
Post Petition Administrative Expenses         $   400,000.00

TOTAL LIABILITIES                             $ 4,250,000.00

TOTAL LONG-TERM LIABILITIES                   $           --

TOTAL LIABILITIES                             $ 4,250,000.00

TOTAL STOCKHOLDERS' EQUITY                    $ 6,960,275.56

TOTAL LIABILITIES & EQUITY                    $11,210,275.56

* Note: These amounts are estimated for purposes of this Effective Date Balance Sheet only. The Debtors and Reorganized TFS do not waive any claim, argument, or right to collect amounts in excess of these estimates, which are without prejudice to any position the Debtors or Reorganized TFS has taken or may take in any proceedings pertaining to these assets.

** The $350,000 shown held in trust may not be immediately available to pay Creditors. The Debtors' directors and officers are the beneficiaries of that trust, which would be used to satisfy TFS's obligation to indemnify directors and officers for defense and other costs associated with any claims made against them covered by the current D&O Policy up to the self-insured retention amount of $350,000, all as required by TFS's bylaws and Delaware law. Thus, the actual value of that asset to Reorganized TFS may be anywhere from $0 to $350,000, depending on if and to what extent claims are brought against the Debtors' directors and officers.

                                   APPENDIX 4

                              LIQUIDATION ANALYSIS

                       APPENDIX 4 -- LIQUIDATION ANALYSIS

                            THREE FIVE SYSTEMS, INC.

      The Debtors project that they will have not liquidated all of their assets and converted them to Cash as of the Effective Date of the Plan. During this period, the Debtors project that they will incur certain costs related to the administration and full consummation of the Plan.

      Conversion to chapter 7 is likely to delay further the wind-down of the Estate and the distribution of monies to Creditors and holders of Equity Interests. This is because in a chapter 7 case, a trustee is appointed and additional time will be required for a chapter 7 trustee to become familiar with the Debtors' financial affairs. Under Section 326(a) of the Bankruptcy Code, a chapter 7 trustee is entitled to compensation based on a percentage of all monies disbursed or turned over in the case to parties in interest, excluding the debtor. For these reasons, among others, the Debtors believe that conversion to a case under chapter 7 would result in (i) incremental, additional costs being borne by the Estate above those the Estate would incur under the Plan,
(ii) lower distributions being received by, at least, holders of Equity Interests, and (iii) delays in distributions.

      This liquidation analysis assumes that the Debtors would incur most of the costs incident to its chapter 11 liquidation in the course of a hypothetical chapter 7 liquidation, and also various incremental and additional costs caused by conversion to a chapter 7 case. Consequently, the chapter 7 costs described below are those projected incremental costs unique to a chapter 7 case that would otherwise not have been incurred under the Plan.

      Underlying this liquidation analysis are a number of projections and assumptions that are inherently subject to significant uncertainties and contingencies beyond the control of the Debtors' management, and based on assumptions with respect to liquidation decisions that may be subject to change. Accordingly, there can be no assurance that the projected values reflected in this liquidation analysis would be realized if the Debtors were, in fact, to undergo such a chapter 7 liquidation, and actual results could vary materially from those shown here.

                             THREE FIVE SYSTEMS INC.
             COMPUTATION OF PROJECTED PROCEEDS UNDER A HYPOTHETICAL
                            CHAPTER 7 LIQUIDATION (1)

                                                            Notes       Assumed Recovery
                                                            -----       ----------------

PROJECTED ASSETS

   Cash                                                      (2)          $ 4,992,276
   Preserved Litigation Claims                               (2)            2,934,000
   D&O Deposit Held in Trust                                 (2)              350,000

                                                                          -----------
                                                                          $ 8,276,276
                                                                          -----------

PROJECTED LIABILITIES

   Administrative Expense Reserve                            (3)              400,000
   Chapter 7 Trustee Fees                                    (4)              250,000
   Chapter 7 Professional Fees                               (5)              500,000
   Chapter 7 Operating Expenses                              (6)              750,000

   Class 1 Priority Claims                                   (7)                    0

   Assets Available to Secured Creditors                                    6,376,276

   Estimated Secured Claims Classes 2 and 3                                         0

   Assets Available to General Unsecured Claims                             6,376,276

   Estimated General Unsecured Claims Class 4                               2,650,000
                                                                          -----------

   Estimated Assets Available for
   Equity Interests and Equity Related Claims
                                                                          -----------
   Class 5 under Chapter 7                                   (8)          $ 3,726,276
                                                                          -----------

   Estimated Assets Available for
   Equity Interests and Equity Related Claims
                                                                          -----------
   Class 5 under Chapter 11                                  (8)          $ 6,960,276
                                                                          -----------


Difference between Estimated Assets
Available for Equity Interests and Equity Related
                                                                          -----------
Claims under Plan and Chapter 7                                            $3,234,000
                                                                          -----------

                         NOTES TO LIQUIDATION ANALYSIS

      1.    TIMING AND NATURE OF THE LIQUIDATION.

      The Debtors project that a conversion to a case under chapter 7 would result in the wind-down of the Estate to take approximately twelve months (the "Chapter 7 Period"). Accordingly, the projected costs, described in notes 4, 5, and 6 below, are based on the projected incremental costs related to a chapter 7 case that would be incurred by the Debtors during this hypothetical chapter 7 liquidation.

      2.    PROJECTED ASSETS AVAILABLE AT EFFECTIVE DATE.

      The proceeds from liquidation of assets are projected to be less under a chapter 7 liquidation. The chapter 7 trustee would be required to liquidate the Estate's remaining assets and receivables to cash and based on the limited marketability and timing to convert such assets into cash, it is assumed that a discount in the range of 50% may be appropriate. The amount of cash available for distribution to Creditors and Equity Interest holders under a hypothetical chapter 7 case is, therefore, less than the total consideration contemplated under the Plan and described in this Disclosure Statement. Assets available on the Effective Date include Cash, and miscellaneous other assets, including accounts receivable, existing claims and Preserved Litigation Claims. The $350,000 shown held in trust may not be immediately available to pay Creditors. The Debtors' directors and officers are the beneficiaries of that trust, which would be used to satisfy TFS's obligations to indemnify directors and officers for defense and other costs associated with any claims made against them covered by the current D&O Policy up to the self-insured retention amount of $350,000, all as required under TFS's bylaws and Delaware law. Thus, the actual value of that asset to Reorganized TFS may be anywhere from $0 to $350,000, depending on if and to what extent claims are brought against the Debtors' directors and officers.

      3.    ADMINISTRATIVE EXPENSE RESERVE.

      Administrative expenses in the chapter 7 liquidation reflect the administrative expenses of the Estate before the Effective Date.

      4.    CHAPTER 7 TRUSTEE FEES.

      Under Section 326(a) of the Bankruptcy Code, chapter 7 trustee fees are assumed to be approximately 3% of the total monies distributed by the chapter 7 trustee.

      5.    CHAPTER 7 PROFESSIONAL FEES.

      Fees for the professionals that would be retained by a chapter 7 trustee including, without limitation, attorneys to represent the trustee to prosecute litigation and claims objections, accountants and tax advisors, are assumed to be approximately $500,000 for 12 months.

      6.    CHAPTER 7 OPERATING EXPENSES.

      A chapter 7 trustee likely will incur additional overhead expenses associated with the wind-down, including, but not limited to, office overhead costs and staff to process claims and review documents, assist with claim reconciliation, objections and settlements and provide litigation support. It is assumed that these operation expenses will be approximately $750,000 for 12 months.

      7.    PRIORITY CLAIMS.

      No additional priority claims are assumed to be allowed as a result of the hypothetical conversion to a chapter 7 case; however, it is possible with a new bar date that additional priority claims may arise. The amount of priority claims listed here is the same as that described in this Disclosure Statement.

      8.    ASSETS AVAILABLE TO UNSECURED CLAIMS.

      In a chapter 7 liquidation there is typically one distribution to creditors at the completion of the case. Given the delays attendant with a chapter 7 process, a distribution of the assets may be delayed for an extended period of time in a chapter 7 as compared to the proposed distributions contemplated in the Plan.